Exhibit 10.2

MASTER SERVICES AGREEMENT

by and between

GENERAL ELECTRIC COMPANY

And

GECIS INTERNATIONAL HOLDINGS, LUXEMBOURG, SWISS BRANCH ZUG

December 30, 2004

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Confidential Information of
GE and Genpact

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GE and Genpact

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GE and Genpact

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GE and Genpact

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Exhibits

Exhibit A –	List of Provider Affiliates
Exhibit B –	Sample Statement of Work for Future SOWs
Exhibit C –	Business Volume Commitment MVC Assumptions and Methodology
Exhibit D –	Intentionally Omitted
Exhibit E –	Intentionally Omitted
Exhibit F –	Transaction Productivity
Exhibit G –	Information Technology and Software Services Included in Additional Services
Exhibit H –	Transferred SOWs Having Less Than a Five Year Term
Exhibit I –	Business Continuity Plan Requirements
Exhibit J –	“Integrity, The Spirit and the Letter of our Commitment” –July 2003
Exhibit K –	Employment Data Protection Standards
Exhibit L –	GE Background Checking Requirements
Exhibit M –	Business Associate Agreement
Exhibit N –	Standard Contractual Clauses to be Incorporated when Adherence to Article 26(2) of the European Commission Directive 95/46/EC is Required
Exhibit O –	“Integrity, The Spirit and the Letter of Our Commitment” –October 2000
Exhibit P –	GE ITS SOWs
Exhibit Q –	Form of Transferred SOW Subcontract Agreement

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v

MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (this “Agreement”) is entered into as of the 30th day of December, 2004 (the “Effective Date”) by and between GENERAL ELECTRIC COMPANY, a New York corporation with a principal place of business at 3135 Easton Turnpike, Fairfield, Connecticut 06431 (“GE”),and GECIS INTERNATIONAL HOLDINGS, LUXEMBOURG, SWISS BRANCH ZUG with a principal place of business at Baarerstrasse 21, 6304 Zug, Switzerland (“Company”).

W I T N E S S E T H:

WHEREAS, GE and its Affiliates may require certain services, deliverables and work product as more particularly described herein for their business operations; and

WHEREAS, Company and its Subsidiaries desire to provide such services, deliverables and work product in accordance with the provisions of this Agreement and the statements of work hereunder.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS; INTERPRETATION

1.1           Certain Defined Terms.  For the purposes of this Agreement, the following terms will have the meanings specified in this Section 1.1 (Definitions; Interpretation):

“2005 Pricing Reduction” means the pricing reduction of [[[***]]] previously applied to Transferred SOWs.

“Additional Services” means business process services that (i) are similar to any of the Services provided under a Customer SOW in effect as of the date of the request for proposal for such services as described in Article VIII (Right of First Opportunity), (ii) are performed or could reasonably be performed in facilities located in India, China, Hungary or Mexico, and (iii) are anticipated to involve an annual purchase dollar volume in excess of $200,000; provided, however, that “Additional Services” does not include: (i) any services that are provided by the GE Medical Systems Information Technologies Business or the IT Services Business Component, (ii) any information technology-related or software-related services other than such services listed on Exhibit G and (iii) any services that are not Applicable Services.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person, and each Person who is the beneficial owner of twenty percent (20%)

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or more of the equity interests entitled to vote in the election of the board of directors, managers, trustees or other controlling Persons of such Person.

“Affiliated Providers” means such Affiliates or subsidiaries of Company that are providing Services to the Customer Group pursuant to a permitted subcontract to this Agreement.

“Applicable Services” means business process outsourcing services of the type provided by the Transferred BPO Business as of the date hereof.

“Agreement” means this Agreement together with all Exhibits and attachments hereto.

“Business Components” means any component within a Business (including, for example, GE Transportation -Lynn).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Businesses” means the businesses (or any portions thereof) of one or more members of the Customer Group organized around key product lines (including, for example, GE Healthcare and GE Consumer and Industrial), which may be comprised of one or more Business Components.

“Business Productivity” means any Transaction Productivity or Cost Productivity achieved by a Customer Party as a direct consequence of an efficiency initiative by Provider (including the Affiliated Providers) and/or a Customer Party.

“Category of Service” means the following categories into which Provider divides its Service offerings (which categories may be amended from time to time by the Provider): collections, corporate services, customer care, finance, human resources, information technology, learning services, risk management, sales and marketing, and supply chain management.

“Cause” means a basis for termination of a Customer SOW set forth in Section 11.3 (Termination of Customer SOWs with Cause by Customer Group).

“Change of Control” means, with respect to Provider, (i) any Transfer (as defined in the Stockholders Agreement) of Company Equity Securities (as defined in the Stockholders Agreement) by a Stockholder (as defined in the Stockholders Agreement) resulting in any Person or “group” (as such term would be interpreted under Section 13(d) of the Exchange Act) of Persons not Stockholders (or Affiliates of Stockholders) prior thereto owning, directly or indirectly, Company Equity Securities which comprise or are convertible into more than fifty percent (50%) of the outstanding Common Shares (as defined in the Stockholders Agreement) on a Fully Diluted (as defined in the Stockholders Agreement) basis, (ii) the Transfer of all or

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substantially all of the assets of the Company (determined on a consolidated basis) to any Specified Person or “group” of Specified Persons of more than fifty percent (50%) of the outstanding Common Shares on a Fully Diluted basis or (iii) the issuance or sale by the Company of Company Equity Securities, or any merger, consolidation, combination, reorganization, recapitalization or other transaction or series of related transactions that results in the ownership by any Specified Person or “group” of Specified Persons of more than fifty percent (50%) of the outstanding Common Shares on a Fully Diluted basis.  With respect to Subsidiaries of Company or Affiliated Providers, Change of Control means a person or entity not previously having such control acquiring fifty percent (50%) or more of the voting control of the relevant entity.

“Confidential Information” means Information, documents and materials relating to the businesses currently or formerly conducted by Provider (including, in respect of Provider, the business conducted by the Transferred BPO Business immediately prior to the Effective Date) or the Customer Group or suppliers or customers of the Provider or Customer Group, irrespective of the form of communication (along with all notes, analyses, compilations, forecasts, data, translations, studies, memoranda, copies, extracts, reproductions or other documents that contain or otherwise reflect such Information, documents and materials).  Confidential Information shall include Information, documents and materials related to pricing, rates, productivity, Fees or other similar information, Personal Data, training methods, business practices, plans, projections, trade secrets, this Agreement, customer lists, customer contracts, customer information, information with respect to competitors, account information, research information, accounting information, human resources and personnel information, marketing/sales information, third party contracts, licenses, audits, regulatory compliance information, Customer Solutions and Provider Solutions.

“Contract” means any written contract, agreement, instrument, undertaking, arrangement, lease, commitment or other legally binding obligation and any written modification, amendment, alteration, supplement or waiver with respect thereto.

“Controlled Affiliate” means, with respect to any Person, any Affiliate of such Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person.

“Cost Productivity” means, for any year, the sum of the reductions in each of the following as compared to the prior year: (i) direct and indirect material prices, (ii) overhead costs, (iii) the number of management working hours per Service and (iv) direct labor rates.

“Critical Performance Standards” means the Performance Standards that are identified as “critical performance standards” in any Customer SOW (including any identification performed during the review process for the Transferred SOWs set forth in Section 12.2 (Transferred SOWs)).

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“Cross License Agreement” means that certain Intellectual Property Cross License Agreement between Provider and GE, as the same may be amended, modified or supplemented from time to time in accordance with its provisions dated as of December 30, 2004.

“Cross License Customer IP” means Intellectual Property that is licensed to Provider by the Customer Group under the Cross License Agreement.

“Customer Group” means GE and its Affiliates other than Genworth Financial, Inc. and its Subsidiaries.

“Customer Party” means the member of the Customer Group that is a party to a Customer SOW or, where appropriate in the context of this Agreement, the Customer SOW to which the relevant provision of this Agreement relates.

“Customer Personal Data” means, as it relates to the Services, (i) Personal Data obtained by Provider or any of its permitted subcontractors from any Customer Party, (ii) Personal Data (from whatever source) being Processed by Provider or any of its permitted subcontractors on behalf of any Customer Party, and (iii) Personal Data (from whatever source) pertaining to the personnel of Customer Group or its Representatives.

“Customer Solutions” means all Technology and Intellectual Property owned by a Customer Party pursuant to a Customer SOW.

“Customer SOWs” means collectively the Transferred SOWs and the Future SOWs.

“Data Subject” means (i) a natural person with whom certain Personal Data is identified or identifiable and (ii) for any Personal Data Processed in Luxembourg, Switzerland, Italy, and Austria, a Person with whom certain such Personal Data is identified or identifiable.

“Deliverables” means any Project Deliverables or Other Deliverables.

“Designated Arbitrator” means an arbitrator selected by the mutual written agreement of the Parties (it being understood that the Parties will review such appointment annually and upon mutual agreement may change such appointment).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements of the Transferred BPO Business” means the audited financial statements of the Transferred BPO Business as of March 31, 2004.

“Force Majeure Event” means, with respect to a Person, an event beyond the reasonable control of such Person (or any other Person acting on its behalf), which by its nature

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could not have been foreseen by such Person (or such other Person), or, if it could have been foreseen, was unavoidable after using commercially reasonable efforts, and includes acts of God, strikes and labor unrest (other than those against the Person affected), storms, floods, riots, fires, sabotage, civil commotion or civil unrest, actions of a Governmental Entity limiting in a material fashion or prohibiting the provision of the Services, interference by civil or military authorities, acts of war (declared or undeclared), armed hostilities, other national or international calamity, one or more acts of terrorism, or failure of energy sources.

“FTE” means the all-time equivalent of the output of a natural person engaged by Provider or any of its permitted subcontractors who is dedicated to performing Services or any portion thereof.

“FTE Cost” means, with respect to an FTE during any time period, (i) the salary of such FTE during such time period, (ii) payroll taxes, applicable withholding, and other similar costs for such FTE during such time period, (iii) benefits provided to such FTE during such time period, and (iv) bonuses and deferred compensation for such FTE during such time period.

“GAAP” means United States generally accepted accounting principles and practices.

“GE ITS SOWs” means the statements of work set forth on Exhibit P.

“Governmental Entity” means any domestic or foreign federal, state, provincial, local, county or municipal government or supra-national, governmental, judicial, regulatory or administrative agency, department, commission board, bureau, court or other authority or instrumentality or any arbitrator or arbitral panel.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

“Inflation Factor” means, with respect to each Transferred SOW during any year of the Term, an amount equal to [[[***]]].

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, Software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

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“Insurance Proceeds” means monies:  (i) received by an Indemnified Party as a result of an insurance policy taken out by the Indemnifying Party; (ii) paid by an insurance carrier to the Indemnified Party on behalf of the Indemnifying Party; or (iii) received (including by way of set-off) by an Indemnifying Party on behalf of the Indemnified Party; and in the case of each of the foregoing (i)-(iii), received or paid (x) from or by any third party in the nature of insurance, contribution or indemnification in respect of any liability and (y) net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments), and costs or expenses incurred in the collection thereof.

“Intellectual Property” means all of the following, whether protected, created or arising under the Laws of the United States, India, China, Hungary, Mexico or any other foreign jurisdiction:  (i) patents, patent applications (along with all patents issuing thereon), statutory invention registrations, and divisions, continuations, continuations-in-part, and substitute applications of the foregoing, and any extensions, reissues, restorations and reexaminations of the foregoing, and all rights therein provided by international treaties or conventions, (ii) copyrights, mask work rights, database rights and design rights, whether or not registered, published or unpublished, and registrations and applications for registration thereof, and all rights therein whether provided by international treaties or conventions or otherwise, (iii) trade secrets, (iv) trademarks, service marks, trade names, service names, trade dress, logos and other identifiers of source, including all goodwill associated therewith and all common law rights, registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing, (v) all rights arising from or in respect of domain names and domain name registrations and reservations, and (vi) all other applications and registrations related to any of the rights set forth in the foregoing clauses (i)-(v) above.

“Law” means any domestic or foreign federal, state, provincial or local statute, law (including common law), ordinance, regulation, rule, code or Governmental Order, or any other requirement or rule of law.

“Other Deliverable” means any deliverable or other work product that is not a Project Deliverable and is provided to any Customer Party as part of the Services.

“Party” means GE and Provider individually, and “Parties” means GE and Provider collectively.

“Performance Standards” means the performance standards critical to quality standards, service level requirements, specifications and acceptance criteria of the Services set forth in this Agreement and the Customer SOWs.

“Person” means any individual, partnership, corporation, trust, limited liability company, unincorporated organization, Governmental Entity and any other entity.

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“Personal Data” means (i) any information that is identified or identifiable with a natural person, including employees, directors, shareholders, customers, prospects, contacts and suppliers of the Customer Group, and (ii) for any information Processed in Luxembourg, Switzerland, Italy, and Austria, any information that is identified or identifiable with any Person.

“Processing” of Personal Data means and includes any operation or set of operations which is performed upon Personal Data, whether or not by automatic means, such as collection; recording; organization; storage; adaptation or alteration; retrieval; accessing; consultation; use; disclosure by transmission, dissemination or otherwise making available; alignment or combination; blocking; erasure or destruction; and the terms “Process”, “Processes”, “Processor” and “Processed” have correlative meanings.

“Productivity” means Transaction Productivity, Cost Productivity, and Business Productivity.

“Project” means a project anticipated to have a finite (rather than indefinite or year-to-year) life span.

“Project Deliverable” means any deliverable or other work product that is developed as part of a Project, and delivered to any Customer Party as part of the Services.  Project Deliverables may include e-learning products, analytics or Software, but exclude process-related deliverables.

“Provider” means Company and the entities set forth on Exhibit A, as such Exhibit may be amended from time to time.

“Provider Solutions” means all Technology and Intellectual Property owned by Provider (or an applicable Affiliated Provider) pursuant to a Customer SOW.

“Representatives” means, with respect to a Person, the Affiliates of such Person (or in the case of Provider, its Subsidiaries and the Affiliated Providers) and the directors, officers, partners, employees, agents, consultants, contractors, advisors, legal counsel, accountants and other representatives of such Person and its Affiliates (or in the case of Provider, its Subsidiaries and the Affiliated Providers).

“Services” means all services and Deliverables provided to the Customer Group under this Agreement and all Customer SOWs.

“Software” means the object and source code versions of computer programs and sufficient associated documentation, training materials and configurations to use and modify such programs, including programmer, administrator, end user and other documentation.

“Specified BPO Services” shall mean the business process outsourcing services provided pursuant to the Transferred SOWs.

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“Specified Person” means, as of a time of determination, any Person that was not a Stockholder (or Affiliate of a Stockholder) immediately prior to such time.

“Stranded Costs” means any costs and expenses of Provider (including the applicable Affiliated Providers calculated so as not to include any cost or expense twice and without any markup between Affiliated Providers and Provider) directly resulting from termination of a Transferred SOW pursuant to Section 11.6 (Termination for Convenience), including (i) any costs and expenses with respect to re-employment or termination of any employee directly engaged in rendering the terminated Services and (ii) any facility, hardware or equipment-related costs.

“Subsidiary” of any Person shall mean any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time the capital stock of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than 50% of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than 50% of the beneficial interest in such trust or estate, is at the time of determination directly or indirectly owned or controlled by such Person; provided, however, that for purposes of this Agreement, Genworth Financial, Inc. shall not be deemed a Subsidiary of GE.

“Sweet Spot Services” means business process services that any member of the Customer Group requests that Provider provide that (i) are similar to any of the Services provided under a Customer SOW in effect as of the date of such request or are otherwise within Provider’s (including Affiliated Providers) then-current capabilities (including language capabilities), taking into account the location of Provider’s (including Affiliated Providers) then-current facilities and the then-current skill set of Provider’s (including Affiliated Providers) personnel, and (ii) are to be or could reasonably be performed in facilities located in India, China, Hungary or Mexico or any other of Provider’s platforms in existence as of the date of such request.

“Technology” means, collectively, all designs, formulas, algorithms, procedures, techniques, know-how, Software, programs, models, routines, databases, tools, inventions, creations, improvements, works of authorship, recordings, graphs, drawings, reports, analyses, and other writings, and any other embodiment of the above, in any form, whether or not specifically listed herein.

“Transaction Productivity” means, during any month, (i) the increase in the volume of Services performed per FTE as compared to the prior month and (ii) the performance of a fixed amount of Services utilizing fewer FTEs as compared to the prior month.

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“Transition Services” means all Services performed in the migration of a process or function from the Customer Group to the Provider upon the initial commencement of such Service or for additions to such Services.

“Transferred BPO Business” means the primarily English-language based remote business processing and offshore support business that provides the Specified BPO Services and that operates on a stand-alone basis from facilities located in India, China, Hungary and Mexico conducted by and through the following: the GE BPO assets in Hungary; GE Global Process Solutions LLC, GE Capital Global Process Solutions UK Ltd.; GE (Dalian) Administrative Management Technology Consulting Co., Ltd.; the BPO assets of GECIS Americas; and the BPO assets of EDM del Norte, EDM Monterrey and EDM del Noroeste; and GE Capital International Services other than certain BPO assets of GE Consumer Finance and certain treasury and tax accounting assets of GE;

“Transferred SOWs” means (i) all statements of work in effect immediately prior to the Effective Date between the Transferred BPO Business and any Customer Party (other than such statements of work that relate to GE’s business process outsourcing business (other than the Transferred BPO Business)), or similar documents specifying work to be performed and amounts to be paid), (ii) the GE ITS SOWs (at such time as, with respect to each GE ITS SOW, that the assignment of such GE ITS SOW to Company is effective), and (iii) those services provided immediately prior to the Effective Date by the Transferred BPO Business to a member of the Customer Group (other than such services that relate to GE’s business process outsourcing business (other than the Transferred BPO Business)) without a statement of work.  To the extent necessary for its construction, each Transferred SOW will be deemed to incorporate by reference any definitions of terms used therein that were contained in the agreement to which it related.

“Transition Services Agreement” means the Transition Services Agreement between GE and Provider as the same may be amended, modified or supplemented from time to time in accordance with its provisions dated as of December 30, 2004.

1.2           Other Terms.  For purposes of this Agreement, the following terms will have the meanings set forth in the Sections indicated:

Term	Section
AAA	Section 22.5
Accessing Party	Section 21.1
After-Tax Basis	Section 18.6
Agreement	Preamble
BCP	Section 13.4
Benchmark Rates	Section 6.3
Change Order	Section 4.1
Change Order Procedures	Section 4.3
Company	Preamble

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Term	Section
Contract Information	Section 16.2(i)
Covered Personnel	Section 22.17
Cross License Improvements	Section 17.2
Customer Group Policies	Section 13.5
Customer Information	Section 16.2
Customer Indemnified Parties	Section 18.1
Customer Information Privacy Laws	Section 16.2
Customer Third Party Resources	Section 17.6
Dispute	Section 22.5
Due Date	Section 9.3
Effective Date	Preamble
EU	Section 16.2
Exclusive Tender Period	Section 8.2
Executive	Section 5.2
Fees	Section 9.1
FM Shortfall Amount	Section 6.5
Future SOWs	Section 2.1
GLB	Section 16.2
GE	Preamble
HIPAA	Section 16.2
Improvements	Section 17.4
Indemnified Party	Section 18.4
Indemnifying Party	Section 18.4
Indemnity Payment	Section 18.6
Information Owner	Section 21.1
Initial Term	Section 11.1
Integrity Policy	Section 13.5
Liability	Section 18.6
Losses	Section 18.1
Material	Section 18.4
Minimum Volume Commitment	Section 6.1
Minimum Volume Commitment Term	Section 6.1
Moral Rights	Section 17.2
MVCs	Section 6.2
MVC Term	Section 6.2
Provider Indemnified Parties	Section 18.2
Purchase Orders	Section 2.1
Ramp Down MVC	Section 6.2
Ramp Down Term	Section 6.2
Renewal Term	Section 11.1
Required Consent	Section 17.6

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Term	Section
Service Delivery Leader	Section 5.3
Statements of Work	Section 2.1
Steering Committee	Section 5.1
Term	Section 11.1
Tested Deliverables	Section 3.1
Warranty Period	Section 12.3

1.3           Interpretation.  Interpretation of this Agreement will be governed by the following rules of construction, unless the context requires otherwise: (i) words in the singular will be deemed to include words in the plural and vice versa and, in particular (but without limiting the generality of the foregoing), any word or expression defined in the singular has the corresponding meaning when used in the plural and vice versa; (ii) words of one gender will be deemed to include words of other genders; (iii) any reference to an Article, Section, Appendix, Exhibit, Annex, clause, subclause, paragraph, subparagraph, Schedule, Recital or Preamble is a reference to an Article, Section, Appendix, Exhibit, Annex, clause, subclause, paragraph, subparagraph, Schedule, Recital or Preamble of this Agreement; (iv) any reference to any statute will be construed as including all statutory provisions consolidating, amending or replacing such statute; (v) the terms “hereof,” “hereby,” “hereto,” “hereunder” and similar terms will refer to this Agreement as a whole; (vi) the word “including” and words of similar import will mean “including, without limitation” and “including, but not limited to”; (vii) provisions will apply, when appropriate, to successive events and transactions; (viii) the headings contained herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement; (ix) this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted; and (x) all references to “dollars” or “$” shall be to United States dollars.

ARTICLE II
SERVICES

2.1           Services.

(a)           Provider agrees to provide Services to the Customer Group during the Term in accordance with the terms and conditions of this Agreement, all Transferred SOWs and all statements of work (“Statements of Work”) and purchase orders (“Purchase Orders” and, collectively with the Statements of Work, the “Future SOWs”) entered into between Provider and a member of the Customer Group in accordance with Section 2.2 (Future SOWs).

(b)           Each Customer SOW will be deemed a separate contract between Provider and the Customer Party that are signatories to it, and will be an independent contractual obligation from any other Customer SOW.

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2.2           Future SOWs.

(a)           All Future SOWs will be in writing and signed by a duly authorized representative of each of Provider and the Customer Party prior to the commencement of any Services under such Future SOW.

(b)           Each Statement of Work executed after the Effective Date will be numbered consecutively and dated.  Purchase Orders issued after the Effective Date may or may not be numbered consecutively with Statements of Work executed after the Effective Date.  All Statements of Work will be substantially in the form set forth in Exhibit B, and may contain the following elements:

(i)            a detailed description of the Services to be performed;

(ii)           Critical Performance Standards and other Performance Standards for the Services;

(iii)          penalties and incentives in respect of nonperformance and performance of the Critical Performance Standards;

(iv)          acceptance criteria for any Deliverables to be provided;

(v)           the amount, schedule and method of compensation, including monthly or annual minimum payments, if any, to be paid by the Customer Party to Provider;

(vi)          a description of the Six Sigma methodology to be established for particular Services described in such Statement of Work, if any;

(vii)         the Customer Group’s standard operating procedures relating to Provider’s or its Representatives’ performance of the Services, including operations and compliance requirements, training schedules and updates;

(viii)        the term of such Statement of Work, including any renewal options;

(ix)           the information technology support requirements of the Customer Party;

(x)            the currency in which payments will be calculated and made;

(xi)           training and support commitments;

(xii)          if appropriate given the pricing methodology for the Statement of Work, the estimated number of FTEs required; and

(xiii)         the services that the Customer Party will provide to enable or support the Services and any other obligations of the Customer Party; and

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(xiv)        the entities that will be providing Services.

(c)           The parties to each Statement of Work will modify any provisions of this Agreement to the extent necessary to comply with the local Laws of the country in which such Statement of Work is executed or the local Laws of the country or countries where the Services are rendered while reflecting, to the maximum extent possible, the intent of the Parties reflected herein.

2.3           Order of Precedence.

(a)           In the event of any conflict or inconsistency between the terms and conditions of this Agreement and the terms and conditions of a Future SOW, the terms and conditions of such Future SOW will prevail if the Future SOW specifically references the provisions of this Agreement that are inconsistent therewith.  Each Future SOW will be deemed to incorporate by reference the terms and conditions of this Agreement unless the applicable Future SOW expressly states otherwise.

(b)           In the event of any conflict or inconsistency between the terms and conditions of this Agreement and the terms and conditions of a Transferred SOW, the terms and conditions of this Agreement will prevail and the terms of any Change Order shall prevail over both the Transferred SOW and this Agreement.  Each Transferred SOW will be deemed to incorporate by reference the terms and conditions of this Agreement.

(c)           All master services agreements between the Transferred BPO Business and members of the Customer Group shall terminate as of the Effective Date.  However, notwithstanding the foregoing or anything else in this Agreement or in any other agreement, no agreement between the Transferred BPO Business and any member of the Customer Group or any Transferred SOW thereunder shall be modified or terminated before receiving all required approvals from Governmental Entities and other entities having contractual consent rights.  The Customer Group and Provider shall use reasonable efforts to obtain any such required government approvals and, pending such approvals, the parties shall continue to operate under such existing agreements without amendment.  Any amounts paid under any existing agreements will be counted toward the MVC and Provider and the Customer Group shall make a financial adjustment so that Provider receives the benefit of its bargain as reflected in this Agreement and the Transferred SOW without taking into account this Section 2.3(c).

(d)           For Transferred SOWs, to the extent (i) Provider’s obligations to comply with the provisions and requirements of Section 9.7 (Electronic Invoicing); 10.1 (Books and Records), 10.4 (Reporting), 13.1 (Data), 13.5(b) (Customer Group Policies), 13.6 (Security Standards), 14.1 (Cooperation by Parties) and 17.8 (Additional Acts) (as those provisions and requirements exist as of the Effective Date) or (ii) Provider and the Customer Party agree to implement improved practices in respect of Section 15.2 (Compliance with Laws) and Section 16.2 (Data Protection) are materially in excess (on a Transferred SOW-by-Transferred SOW

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basis) of the practice of the Transferred BPO Business prior to the Effective Date and the cost of such obligations as reflected in the Financial Statements of the Transferred BPO Business, and the excess is identified during the period between the Effective Date and June 30, 2006, the parties to the Transferred SOW will discuss the potential increased costs and methods for reducing those costs and either, at the sole discretion of GE or the Customer Party, (A) GE or the Customer Party will agree to amend the Transferred SOW (for the remainder of its term) to require payment of additional compensation in an amount equal to the reasonable increased cost of complying with each such obligation after the Effective Date as compared to the associated costs reflected in the Financial Statements of the Transferred BPO Business; or (B) GE and the Customer Party will agree to amend the Transferred SOW (for the remainder of its term) (which may involve a change in level or method of providing Services) so those obligations are not materially in excess of the practice of the Transferred BPO Business prior to the Effective Date and the cost of such obligations as reflected in the Financial Statements of the Transferred BPO Business.  This provision will not apply to any excess that was not either discussed between Provider and the Customer Group or notified by Provider to GE and the Customer Party on or prior to June 30, 2006.

(e)           Notwithstanding anything else in this Agreement or a Customer SOW to the contrary, the order of precedence set forth in this Section 2.3 shall control.

2.4           Divestitures.  In the event that any member of the Customer Group directly or indirectly divests more than fifty percent (50%) of its equity interest in a Customer Party or sells all or substantially all of the assets of such Customer Party, such Customer Party may assign, upon notice, its rights under the Customer SOW to the acquirer or divested entity, as may be appropriate, in which case Provider will continue to provide services in accordance with the applicable Customer SOW to the acquirer or divested entity, as may be appropriate, and the acquirer or divested entity will assume the responsibilities and obligations of the Customer Party under the applicable Customer SOW.  If appropriate, Provider and the acquirer will negotiate any modifications (including to reflect increased or decreased fees resulting from increased or decreased costs to Provider (including the costs of the Affiliated Providers calculated so as not to include any cost twice and without any markup between Affiliated Providers and Provider) reasonably necessary to account for the fact that the acquirer may not be an Affiliate of GE and thus certain provisions of this Agreement may not be appropriate.

2.5           Independent Contractor.  Provider will remain for all purposes an independent contractor under this Agreement and the Customer SOWs.  The Customer Group or Provider (as the case may be) will have no power (and will not represent that it has any power) under this Agreement or the Customer SOWs to bind the other party or to assume or create any obligations, express or implied, on behalf of the other party.  Nothing in this Agreement will be deemed to constitute or will be construed as constituting a partnership, joint venture or principal-agency relationship between the Customer Group and Provider.  All Provider personnel, including any subcontractors permitted hereunder, will be considered solely Provider’s employees or agents, and Provider will be responsible for (i) compliance with all Laws relating

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to such personnel and (ii) payment of all wages, Taxes and other costs and expenses relating to such personnel (including unemployment, social security and other payroll taxes) and compliance with all withholding requirements as required by Law.  No Provider personnel will have any right to payment of wages, Taxes or any other costs or expenses directly from any member of the Customer Group.

2.6           Locations.  All Services will be provided from (i) Provider’s or the Affiliated Providers’ facilities located in India, China, Hungary or Mexico, (ii) such other facilities of Provider or the Affiliated Providers that the Parties agree upon in writing, including in any Customer SOW, or (iii) if required by a Customer SOW, the Customer Group’s facilities.

2.7           Materials.  Unless otherwise set forth in any Customer SOW, Provider will provide or arrange for all of its telecommunications services, data services, facilities, materials, hardware, Software and other requirements in order to perform the Services.

2.8           Provider Not Precluded from Providing Services to Third Parties.  Subject to Articles XVII (Ownership; Intellectual Property) and Article XXI (Confidentiality), nothing in this Agreement will preclude or otherwise limit in any way Provider’s right to provide services of any kind or nature whatsoever to any third party.

2.9           Assignment of Transferred SOWs.  Provider will use commercially reasonable efforts to document the assignment of the Transferred SOWs from the Transferred BPO Business to Provider promptly after the Effective Date on terms such that Provider and the Customer Party receive the benefit of their bargain as reflected in this Agreement and the Transferred SOWs.

2.10         GE ITS SOWs.  In the event that any GE ITS SOW is not assigned to Company within three (3) months after the Effective Date, the Customer Group may, upon written notice to Provider, enter into a Statement of Work with Provider that has substantially similar Services and is on substantially the same terms as such GE ITS SOW.  Provider and the notifying Customer Group member agree to accept such Statement of Work, and such Statement of Work will be deemed a Transferred SOW for all purposes under this Agreement.

ARTICLE III
TESTING AND ACCEPTANCE OF DELIVERABLES

3.1           Sections 3.1 through 3.5 will apply only to Project Deliverables generally and to those Project Deliverables in particular for which testing and review is appropriate and Deliverables under Future SOWs under which testing and review of Deliverables is appropriate (collectively, “Tested Deliverables”).  In addition, Sections 3.1 through 3.5 will be superseded for any Project or non-Project Transferred SOW by any provisions regarding testing and review contained in that Transferred SOW.  At the request of any Customer Party, Provider will provide such Customer Party with testing results or other data sufficient to verify that each Tested

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Deliverable conforms to the applicable Performance Standards set forth in the applicable Customer SOW.  Provider will promptly provide written notice to the Customer Party upon the completion of a Tested Deliverable under a Customer SOW (or, if such Customer SOW requires that the Tested Deliverable be installed at such Customer Party’s site, upon the successful installation of such Tested Deliverable), and will promptly deliver such Tested Deliverable to such Customer Party (unless such Tested Deliverable has already been installed at such Customer Party’s site).  To the extent possible, Provider will deliver electronic versions of Tested Deliverables to the Customer Party.

3.2           Each Customer Party will also have the right to conduct its own testing and review of each Tested Deliverable upon receipt of such written notice.  Provider agrees to assist such Customer Party as reasonably requested by such Customer Party in the performance of such testing and review, and to cooperate with other vendors and suppliers of the Customer Group in the conduct of such testing and review.  Such testing and review conditions will reasonably reflect the actual environments in which such Tested Deliverable is likely to be used, and will include testing and review of such Tested Deliverable with networks, hardware and Software with which such Tested Deliverable is designed to operate.

3.3           Such Customer Party may, in its sole discretion, (i) elect to accept such Tested Deliverable, (ii) reject it due to a failure of such Tested Deliverable to comply with the applicable specifications and acceptance criteria specified in the applicable Customer SOW in any material respect, or (iii) reasonably request additional Information, documents or materials from Provider should further testing and review be required in order to determine whether such Tested Deliverable complies with the applicable specifications and acceptance criteria specified in the applicable Customer SOW in all material respects.  If such Customer Party rejects such Tested Deliverable, it will provide a written notice of rejection to Provider or its designee specifying in reasonable detail the reasons for such failure.  Provider will correct any such failure and provide such Customer Party with a revised Tested Deliverable as soon as practicable but, unless otherwise agreed in writing, no later than thirty (30) days after its receipt of the notice of rejection from such Customer Party.  Such Customer Party will have the right to accept or reject the corrected Tested Deliverable in accordance with this Article III (Testing and Acceptance of Deliverables).  If such Customer Party determines that Provider has not corrected any such failure, such Customer Party may elect to (a) terminate the applicable Customer SOW or (b) hire a third party to correct such failure under reasonable terms and conditions, at Provider’s expense; provided, however, that such Customer Party, to the extent practical, shall give due consideration to using a third party proposed by Provider.  Notwithstanding the foregoing, such Customer Party’s and Provider’s compliance with this Article III (Testing and Acceptance of Deliverables) will not relieve Provider of any of its representations, warranties and obligations contained herein or in any Customer SOW.  If Provider or its designee receives a request for further Information, documents or materials from such Customer Party, Provider will evaluate such request and determine the best approach for providing the requested Information, documents and materials, and produce the requested Information, documents and materials within a reasonable

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time period agreed upon between Provider and such Customer Party (which will in no event exceed fifteen (15) Business Days).

3.4           If, within ninety (90) days (or such longer period as may be agreed upon in a Customer SOW) of receipt by such Customer Party of the written notice described under Section 3.1, such Customer Party has not (i) provided written notice to Provider or Provider’s designee of the Customer Party’s acceptance of such Tested Deliverable, (ii) provided written notice of rejection to Provider in accordance with the foregoing, or (iii) requested additional Information, documents or materials from Provider or its designee in accordance with the foregoing, then such Tested Deliverable will be deemed to have been accepted by such Customer Party.

3.5           In the event that one or more Tested Deliverables are to be used together by such Customer Party, after such Customer Party’s acceptance of such Tested Deliverables individually, such Customer Party will have the right to perform an integrated acceptance test of all such Tested Deliverables together in accordance with Sections 3.2, 3.3 and 3.4.

3.6           For non-Project Transferred SOWs that have not reached all production and non-Project Future SOWs, unless otherwise agreed upon by the Parties as of the Effective Date, Provider will utilize the migration/transition toolkit used by the Transferred BPO Business prior to the Effective Date, agree with the Customer Party on performance standards, baseline those performance standards and, unless otherwise agreed with the Customer Party, conduct a pilot program as a “tollgate” before the process moves to production, all consistent with the conduct of the Transferred BPO Business prior to the Effective Date.

ARTICLE IV
CHANGE ORDER PROCEDURES

4.1           From time to time, the parties that are signatories to a Customer SOW may mutually change, amend, alter or otherwise modify such Customer SOW, including the nature and scope of the Services provided thereunder, the number of FTEs required to be dedicated to such Services, Performance Standards or Fees for such Services.  Subject to Section 11.9 (Volume Fluctuations), the Customer Party may increase or decrease the number of FTEs used in providing Services (with a corresponding Fee adjustment) on reasonable advance written notice to Provider, consistent with the practices of the Transferred BPO Business prior to the Effective Date.  Without the consent of Provider, no changes may be made to the Performance Standards or price per FTE under the Transferred SOWs, except as provided in Article VII.  No such proposed amendment, alteration or other modification will be effective or binding upon such parties until an addendum to such Customer SOW (“Change Order”) has been executed by such parties.

4.2           Each Change Order will contain: (i) the identity of the requesting party and the date of the request for the change; (ii) the reason for the change; (iii) the requested

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changes (including associated changes, if any, in Fees and Performance Standards); and (iv) a timetable for implementation of the changes.  Change Orders may also contain provisions relating to the specifications and acceptance criteria of the requested changes.

4.3           With respect to any such change, amendment, alteration or other modification to a Customer SOW, the following procedures will apply (the “Change Order Procedures”):

(a)           a party to such Customer SOW will notify the other party thereto that it desires to make a change, amendment, alteration or other modification to such Customer SOW;

(b)           such parties will discuss such change, amendment, alteration or other modification within ten (10) Business Days after such request;

(c)           within ten (10) Business Days after such discussion, (i) if such requesting party is a Customer Party, such Customer Party will make a written request to Provider for such a change, amendment, alteration or other modification, and Provider will, unless otherwise agreed upon, submit a proposed Change Order to such Customer Party within ten (10) Business Days after such written request; or (ii) if Provider is such requesting party, Provider will provide a proposed Change Order to the Customer Party.  Each such proposed Change Order will be signed by Provider and will constitute a firm offer by Provider until the date that Provider specifies as the expiration of validity of the proposed Change Order (which will not be fewer than ten (10) Business Days); and

(d)           within such period of validity of such proposed Change Order, the Customer Party will evaluate such proposed Change Order and, as appropriate, either request further information, approve the Change Order, or notify Provider of the rejection of the Change Order.  The signing of the Change Order by such Customer Party will signify acceptance of a change by the parties to the Customer SOW.  If such change is rejected, such parties will enter further discussions and adhere to the dispute resolution procedures described in Section 22.5 (Dispute Resolution).

4.4           Temporary Emergency Changes.  Notwithstanding the foregoing, Provider may make temporary changes to the Services required by an emergency if Provider has been unable to contact the appropriate representative under the applicable Customer SOW to obtain approval after making reasonable efforts.  Provider shall document and report such emergency changes to such representative no later than the next Business Day after the changes are made.  Such changes shall not be implemented on a permanent basis unless and until approved via the Change Order Procedures.  A Customer Party shall not be obligated to pay any amounts with respect to such changes without its approval or its determination, not to be unreasonably withheld, that such changes were reasonably required.  In addition, any Customer Party may, if it is subject to an emergency warranting on a temporary basis Services additional to those provided under the applicable Customer SOW, acquire such Services and Provider will use

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best efforts to the extent of a similarly situated provider of services to accommodate any such emergency request for additional Services and charge the Customer Party at a rate not to exceed the amounts specified in the Customer SOW plus an additional amount not to exceed Provider’s incremental cost (including the Affiliated Providers’ incremental cost, calculated so as not to include any incremental cost twice and without any markup between Affiliated Providers and Provider) incremental cost associated with the emergency nature of the assignment; provided that no such Customer-initiated emergency arrangement shall be effective for more than ten (10) Business Days without approval through the Change Order Procedures.

ARTICLE V
STEERING COMMITTEE; PERSONNEL

5.1           Steering Committee.

(a)           GE and Provider will each appoint an equal number of representatives to comprise a steering committee (the “Steering Committee”) to perform the functions set forth in this Agreement.  The Steering Committee will meet either in person or via teleconference at a regularly scheduled time at least once per month.

(b)           The Steering Committee will:

(i)    review and approve project milestones, objectives and other procedures and the performance of all obligations under this Agreement and the Customer SOWs;

(ii)   discuss any significant business or operational issues raised by either Provider or the Customer Group under this Agreement or any Customer SOW in accordance with Section 22.5 (Dispute Resolution);

(iii)  evaluate the Services for competitiveness;

(iv)  at least once each year assess GE’s compliance with the MVCs and Provider’s compliance with the Transaction Productivity commitments in this Agreement and the Customer SOWs, including by reviewing Provider’s business plans related to the Customer Group, Provider’s audited financial statements prepared in accordance with GAAP, the Transaction Productivity gains in Provider’s performance of the Services, the actual purchase dollar volumes of the Customer Group under this Agreement, the Services being provided to the Customer Group under all Customer SOWs, the Critical Performance Standards under all Customer SOWs, and Provider’s compliance with such Critical Performance Standards;

(v)   facilitate the Customer Group’s support of the Services in accordance with the terms and conditions of this Agreement and the Customer SOWs; and

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(vi)  perform such other duties and responsibilities as the Steering Committee deems necessary or appropriate.

(c)           Notwithstanding anything to the contrary in this Agreement or a Customer SOW, the Steering Committee will have no authority to amend or modify this Agreement or any Customer SOW.

5.2           Executives.  Each Party will appoint a senior executive (“Executive”) to serve as the primary overall contact under this Agreement between the Parties.  Each Party’s Executive will perform the functions specified in this Agreement and any additional functions specified in any Customer SOW, and will have the authority to act for and bind such Party.

5.3           Service Delivery Leaders.  For certain mutually agreed upon Businesses and certain mutually agreed upon Categories of Service, the Customer Group and Provider will designate an individual (each a “Service Delivery Leader”) to serve on its behalf as a primary contact between the Customer Group and Provider.  Each Service Delivery Leader will be responsible for the administration of such Business or Category of Service, coordinating the resolution of any operational issues and working with the counterpart Service Delivery Leader to plan, staff and supervise such Business or Category of Service.  Provider acknowledges and understands that the Customer Group deems it essential to the successful relationship of the Parties that the Customer Group be reasonably satisfied with the performance of Provider’s Service Delivery Leaders.  In the event that Provider proposes to replace any of its Service Delivery Leaders, Provider will provide the counterpart Service Delivery Leader of the Customer Group prior written notice of the name and summary of qualifications of such proposed replacement, and the Customer Group may request an opportunity to meet with such proposed replacement.  The Customer Group and Provider will agree to replacement of Provider’s Service Delivery Leader in a manner consistent with the practices of the Transferred BPO Business prior to the Effective Date.  The Customer Group may change its Service Delivery Leaders from time to time upon prior written notice to Provider.

5.4           Personnel.  Provider will provide sufficient personnel of suitable training and skills to perform the Services.  For each Customer SOW:  (i) Provider will assign competent personnel to provide the applicable Services under such Customer SOW, (ii) all such personnel will have the qualifications and training as Provider reasonably determines are necessary to satisfactorily discharge their obligations in connection with such Services, and (iii) such personnel shall have the experience reasonably necessary to satisfactorily discharge their obligations in connection with such Services.  In the event that any Customer Party notifies Provider that any of Provider’s individual personnel is deemed to be, in the sole opinion of the Customer Group, unsatisfactory, Provider will promptly, where not prohibited by Law, replace such personnel and not reassign such personnel to any Services without the prior written consent of such Customer Party.

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ARTICLE VI
BUSINESS VOLUME COMMITMENT

6.1           Minimum Volume Commitment.  For the five (5)-calendar year period beginning on January 1, 2005 (the “Minimum Volume Commitment Term”), the Customer Group will purchase from Provider Services that would result in an aggregate minimum annual purchase dollar volume to Provider under all Customer SOWs of $360 million (“Minimum Volume Commitment”).

6.2           Ramp Down Volume.  For the three (3)-year period following the Minimum Volume Commitment Term (the “Ramp Down Term” and collectively with the Minimum Volume Commitment Term, the “MVC Term”), the Customer Group will purchase Services from Provider that would result in a minimum annual purchase dollar volume to Provider of: (a) $270 million in the sixth year of the Term, (b) $180 million in the seventh year of the Term, and (c) $90 million in the eighth year of the Term (“Ramp Down MVC” and collectively with the Minimum Volume Commitment, the “MVCs”).

6.3           Reduction of MVCs.

(a)           The MVCs will only be:

(i)    reduced by the purchase dollar volume of any Customer SOW or Services terminated by the Customer Group with Cause (subject to Section 11.3 (h)) for each year of the remaining term (excluding any renewal period) of such Customer SOW or Services (or one (1) year if no term is set forth in the applicable Customer SOW);

(ii)   reduced by the revenues attributable to any Sweet Spot Services that the Customer Group offers to Provider from and after the date that Customer Group actually acquires such Sweet Spot Services from a third party and that Provider either (i) declines or (ii) offers to perform at rates exceeding the Benchmark Rates; provided, however, that after January 1, 2006, in the event the annual revenue run rate (on a trailing twelve (12) month basis) for all Customer SOWs is one hundred fifteen percent (115%) or more than the MVC, this Section 6.3(a)(ii) shall not be applied to reduce the MVC.  For purposes of this provision, “Benchmark Rates” means, (1) for Services already offered under a Transferred SOW on terms (including subcontracting relationships) comparable to those offered to Provider, the rates set forth in the most comparable Transferred SOW (as may be reasonably determined by Provider and GE); and (2)for services not already offered under a Transferred SOW on terms (including subcontracting relationships) comparable to those offered to Provider, market rates for such services of similar quality under similar terms offered by a similarly situated supplier established pursuant to neutral benchmarking procedures to be agreed to by Provider and the Customer Party.  Disputes over the Benchmark Rates shall be resolved through the dispute resolution procedures described in Section 22.5 (Dispute Resolution);

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(iii)  reduced by the purchase dollar volumes of any Customer SOW or Services that Provider has been unable to perform pursuant to, or unable to provide for more than one hundred eighty (180) days as the result of, a Force Majeure Event of Provider or an Affiliated Provider for each year that the term (without any renewal period) of such Customer SOW or Services (or the Term, if no term is set forth in the applicable Customer SOW) would have extended had such Customer SOW or Services not been terminated; and

(iv)  reduced by the purchase dollar volume of any Customer SOW or Services terminated by the Customer Group for a Change of Control as provided in Section 11.5 (Termination upon a Provider Change of Control by the Customer Group) for each year of the remaining term (excluding any renewal period) of such Customer SOW or Services (or one year if no term is set forth in the applicable Customer SOW).

(b)           For the purposes of this Section 6.3 (Reduction of MVCs), purchase dollar volumes for any terminated or suspended Services will be determined (i) based on any actual purchase dollar volumes set forth in the applicable Customer SOW less any amounts already paid thereunder, or (ii) if no purchase dollar volumes are set forth in the applicable Customer SOW, projected for the remaining term based on the Fees due to the Provider during the prior twelve (12) month period for such Services or such lesser period as is available if a twelve (12) month period is not available (pro-rated as applicable).

(c)           Unless expressly stated otherwise in this Agreement, references to the Minimum Volume Commitment, Ramp Down MVC, and MVCs will mean such terms as adjusted in accordance with this Section 6.3 (Reduction of MVCs).

6.4           Determining Actual Purchase Dollar Volumes.

(a)           During the MVC Term, the Parties will determine the actual purchase dollar volume of the Customer Group on an annual calendar-year basis in accordance with the methodology set forth on Exhibit C and other methodologies agreed upon by the Parties in writing.

(b)           For purposes of the MVCs:

(i)    any Transaction Productivity payments or adjustments provided to the Customer Group will be deducted from the calculation of the purchase dollar volume;

(ii)   purchasing of services by any member of the Customer Group (a) from Provider, whether under this Agreement or another agreement, and (b) under any GE ITS SOW that is not assigned to Provider shall be included on a dollar-for-dollar basis (notwithstanding any provision to the contrary in any Customer SOW) in the calculation of the MVC; provided, however, that the purchase dollar volume from an entity that

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becomes a member of the Customer Group after the Effective Date that was not previously a member of the Customer Group shall only apply to the extent purchasing (on an annual basis) is at a level exceeding the level (on a trailing twelve (12) month basis) existing immediately prior to its becoming a member of the Customer Group;

(iii)  the purchase dollar volume to Provider from any statements of work entered into with a divested business pursuant to Section 2.4 (Divestitures) (or any renewal or extension thereof) will be included in the calculation of the amount of the purchase dollar volume of the Customer Group;

(iv)  any Transition Services, termination services and capital expenditures that are billed to the Customer Group at the actual costs incurred by Provider (including the Affiliated Providers calculated so as not to include any costs twice and without any markup between Affiliated Providers and Provider; and not including any mark-ups or margins on such costs or any mark-ups or margins which may be included in the price per FTE specified in the applicable Customer SOW), will not be counted towards the annual purchase dollar volume; and

(v)   amounts invoiced in currencies other than dollars will be converted to dollars on a quarterly basis at the prevailing exchange rate on the last day of each calendar quarter as reported in The Wall Street Journal for all Services performed during such quarter.

6.5           MVC Shortfall and Excess Adjustments.

(a)           Subject to Sections 6.5(c) and (d) (MVC Shortfall and Excess Adjustments), in the event Provider’s actual purchase dollar volume from the Customer Group for any calendar year during the MVC Term is below the applicable MVC for such year, GE will pay to Provider (within ninety (90) days of the end of such calendar year) a pricing adjustment for the Services provided to the Customer Group in such year in an amount equal to (i) (a) the amount of such shortfall multiplied by [[[***]]].  Provider shall use reasonable good faith efforts to mitigate any Stranded Costs including efforts to redeploy any effected employees, facility, hardware or equipment in connection with Provider’s and the Affiliated Providers’ then-current business.  GE acknowledges that it is Provider’s expectation that GE actually purchase the minimum level of Services rather than pay such shortfall amount, while Provider acknowledges that GE’s only binding commitment is either to purchase the MVC level of Services or to pay the amount detailed in clauses (i) and (ii).  GE will make efforts in good faith to reach the MVCs through requests for actual service, rather than pay such shortfall amount.

(b)           In the event Provider’s actual purchase dollar volume from the Customer Group for any calendar year during the MVC Term exceeds the applicable MVCs, the amount of such excess, up to 5% of the then-applicable MVC, will be credited against any shortfalls in the MVCs in each of the following two (2) years or up to 10% of the then-applicable MVC will be

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credited against any shortfalls in the MVCs in the following year, with the choice being in the sole discretion of GE.

(c)           In the event Provider’s actual purchase dollar volume at any point during the MVC Term from the Customer Group is below the applicable MVC for such year in whole or in part because of services suspended or terminated by reason of a Force Majeure Event (i) of Provider (or an Affiliated Provider) that prevented such entity from providing Services for one hundred eighty (180) days or less or (ii) of the Customer Group that entitled the Customer Group to suspend receipt of Services, the Customer Group shall not be liable for any MVC shortfall (or obligated to make any payment under Section 6.5(a)) resulting in whole or in part from the reduction in purchase dollar volume for a period of up to one (1) year from the date such entity becomes able to resume the suspended or terminated Services or the Customer Group has resumed operations that were the subject of the suspended or terminated Services, but the Customer Group shall replace any difference between the amounts that would have been required to be purchased under the applicable MVC and the actual amounts purchased (the “FM Shortfall Amount”).  The FM Shortfall Amount will be calculated in total dollars, not dollars per year, and will represent any amount of revenue that Provider would have been entitled to receive because of the applicable MVC, but did not receive, by reason of the Force Majeure Event.  All FM Shortfall Amounts accruing from Force Majeure Events taking place within one year shall be aggregated together into a single FM Shortfall Amount.  The Customer Group shall purchase from Provider Services under all Customer SOWs that would result in aggregate dollar volume equal to the FM Shortfall Amount in addition to its obligation regarding the applicable MVC beginning in the second calendar year following the Force Majeure Event according to the following schedule, there being no penalty for early purchasing of the required amounts:

(i)    [[[***]]]

If the periods over which the FM Shortfall Amount is to be purchased would extend beyond the Term, the portion of the FM Shortfall Amount that would extend beyond the end of the Term will instead be purchased in the last calendar year of the Term.  If a Force Majeure Event occurs mid-year, the foregoing amounts shall be pro-rated so that the multi-year periods specified above beginning at the time of the Force Majeure Event are allocated across the calendar years to which the MVCs apply.  The remedy for failure to purchase any FM Shortfall Amount will be the same as the remedy applying to an MVC shortfall under Section 6.5(a).

(d)           In the event a Force Majeure Event of the Customer Group for which purchasing of Services was suspended or terminated does not prevent Customer Group from fulfilling the applicable MVC, the Customer Party shall use good faith efforts to recommence its purchasing of Services under the applicable Customer SOW to the extent that after the remediation of such Force Majeure Event the Customer Party requires such Services or substantially similar services.

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ARTICLE VII
PRODUCTIVITY

7.1           Transferred SOWs.

(a)           Existing Commitments.

(i)    There shall be no adjustments during the Term to Transferred SOWs for fixed-price Project work with respect to price or Transaction Productivity.

(ii)   Subject to the 2005 Pricing Adjustment, for work other than fixed-price Project work, Provider will provide the Customer Group all Transaction Productivity payments or Fee adjustments agreed upon with respect to the Transferred SOWs.

(iii)  Except as set forth in Section 9.1(a)(ii) (Fees) and this Section 7.1(a), pricing for the Transferred SOWs at the time of Effective Date shall be fixed at the prices in effect after application of the 2005 Pricing Reduction and shall not change during the MVC Term for those Transferred SOWs with a five (5) year term.

(b)           Transaction Productivity Sharing.

(i)    Notwithstanding Section 7.1(a), Provider and the Customer Group will share all Transaction Productivity gains with respect to Transferred SOWs on terms no less favorable to the Customer Group than those set forth in this Section 7.1(b).  Beginning in the second year of the Term and thereafter:

(A)        For any Transaction Productivity gains achieved under a Transferred SOW in any month of the Term that are of the type listed under clause (i) of the definition of Transaction Productivity, the Customer Party will pay Provider for such Transaction Productivity:

(1)           [[[***]]]

(2)           [[[***]]]

(B)         For any Transaction Productivity gains achieved under a Transferred SOW in any month of the Term that are of the type listed under clause (ii) of the definition of Transaction Productivity, Provider will provide to the Customer Party for such Transaction Productivity:

(1)           [[[***]]]

(2)           [[[***]]]

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(ii)   All Transaction Productivity payments and Fee adjustments will be cumulative, calculated monthly and paid no less than annually or, at the Customer Party’s request, up to a quarterly basis.

(iii)  For the avoidance of doubt, in the event that the Transaction Productivity is negative in any month, the Customer Group will not share in such Transaction Productivity pursuant to this Section 7.1(b).

(iv)  Assumptions, methodology and examples (for illustrative purposes only) of the calculation of Transaction Productivity are provided in Exhibit F.

(c)           Annual Review.  On an annual basis, the Customer Group will have the right to discuss and negotiate with Provider more favorable Transaction Productivity for any Transferred SOW, subject to the agreement of the Parties.

(d)           Affiliated Providers.  Provider shall cause the Affiliated Providers to provide Transaction Productivity to the extent required under this Agreement.  For Transferred SOWs, Provider shall ensure that one hundred percent (100%) of the Transaction Productivity gains that would be retained by Provider under this Agreement are passed on to the Affiliated Provider.

7.2           Future SOWs.  The Productivity for each Future SOW will be as agreed upon by the Parties in such Future SOW.  The Customer Group and Provider may (i) work together to develop a business plan for each Business to determine future opportunities, growth potential and additional Productivity for such Business and (ii) share, to the extent agreed upon by the parties, the achieved Business Productivity gains for Future SOWs.

ARTICLE VIII
RIGHT OF FIRST OPPORTUNITY

8.1           If, during the Term, GE or any of its Controlled Affiliates proposes to outsource to a third party (i.e., other than a GE Affiliate) any Additional Service (other than an Additional Service originally acquired from Provider but terminated for Cause), then GE or such Controlled Affiliate will first issue to Provider a request for proposal with respect to such Additional Service.  Notwithstanding the foregoing, in no event shall GE or any of its Controlled Affiliates have any obligation to make any offer with respect to its actual or proposed acquisition of services substantially similar to those provided to the Customer Group by any third party suppliers or vendors of the Customer Group prior to the Effective Date, from the supplier or vendor that supplied such services prior to the Effective Date.

8.2           Provider will have a period of ten (10) days following Provider’s receipt of such request for proposal (the “Exclusive Tender Period”) to deliver to, as applicable, GE or

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such Controlled Affiliate a proposed Statement of Work (which complies with the requirements of this Agreement and such request for proposal).

8.3           GE or such Controlled Affiliate will not solicit proposals from, or negotiate with, any third party with respect to the provision of the Additional Service prior to or during the Exclusive Tender Period.

8.4           If Provider delivers a proposed Statement of Work to, as applicable, GE or such Controlled Affiliate within the Exclusive Tender Period, then GE or such Controlled Affiliate will consider such proposed Statement of Work in good faith; provided, however, that this Article VIII will not operate so as to prevent GE or such Controlled Affiliate from soliciting proposals from, or negotiating with, third parties concerning the provision of any Additional Service after the Exclusive Tender Period.

8.5           If, at the end of the Exclusive Tender Period, GE or such Controlled Affiliate and Provider have not agreed on terms of Provider’s Statement of Work for the Additional Services, GE or such Controlled Affiliate may solicit bids from other third party providers.  GE or such Controlled Affiliate will not supply any information provided by Provider pursuant to its bid for Additional Services to any third party provider, and such information shall be Confidential Information of Provider.

ARTICLE IX
PAYMENT

9.1           Fees.  For each Customer SOW, the Customer Group will pay the fees, costs and expenses to Provider (“Fees”) set forth in this Section 9.1.

(a)           Transferred SOWs.

(i)    For each Transferred SOW, the Customer Group will pay the Fees set forth in such Transferred SOW.  Transferred SOWs for fixed-price Project work are not subject to any of the price reductions described in this Agreement.

(ii)   During the third year of the Initial Term and each year of the Initial Term thereafter, the prices in Transferred SOWs other than those for fixed-price Project work shall be adjusted by multiplying the prices by the Inflation Factor for the previous year.  For example, if the Inflation Factor calculated as the change between 2006 and 2005 is an increase of two percent (2%), prices for 2007 shall be adjusted upward by two percent (2%).

(iii)  Such adjustment shall take place within sixty (60) days after January 1 of each year, but shall be retroactive to January 1 with an adjustment payment or invoice made at the time of the adjustment to reflect any difference between any amounts actually

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paid or invoiced and those that should have been paid or invoiced at the retroactively adjusted rates.

(iv)  To the extent not otherwise expressly set forth in a Transferred SOW or otherwise agreed upon by the parties that are signatories to a Transferred SOW, the Fees under a Transferred SOW will be reduced or increased on a pro rata basis for any reductions or increases in the volume of Services provided under such Transferred SOW.

(v)   One hundred percent (100%) of the fees paid by the Customer Party under this Agreement with respect to each Transferred SOW shall be paid by Provider to the Affiliated Provider performing services under that Transferred SOW.

(b)           Future SOWs.  For each Future SOW, the Customer Party will pay Fees to Provider for the Services rendered by Provider under such Future SOW in accordance with such Future SOW.

(c)           For the avoidance of doubt, no Customer Party shall be obligated to pay any Fees for Services not provided by reason of a Force Majeure Event.

9.2           Payment.  All invoices will reference the applicable purchase order number generated by the Customer Party.  Provider will invoice the Customer Party under each Customer SOW on a monthly basis in respect of Fees for the Services.  All payments under this Agreement and the Customer SOWs will be made to Company by electronic funds transfer to an account established in accordance with Section 9.7 (Electronic Funds Transfer) or, if such account has not been established, at the address for Company set forth in Section 22.7.

9.3           Invoices/Intercompany Billing System.  For Transferred SOWs invoiced by the Transferred BPO Business under GE’s Intercompany Billing System (“IBS”) prior to the Effective Date, invoicing (and payments) will continue to be processed through IBS consistent with the practices of the Transferred BPO Business prior to the Effective Date.  For other Transferred SOWs, unless invoices are sent electronically in accordance with Section 9.8 (Electronic Invoicing), all invoices will be sent to the following address (or to such other address specified in a Customer SOW or agreed by the parties to a Customer SOW):

General Electric Company
4211 Metro Parkway
Ft.  Myers, FL 33916-9406
Attention:  Financial Services Leader

Unless otherwise agreed in the applicable Customer SOW, all payments under Customer SOWs shall be in U.S. dollars.

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9.4           Payment Terms.  For invoices processed through IBS as of the Effective Date, the Customer Party will pay all undisputed fees to Provider in fill within [[[***]]] from the date (a) of receipt of the invoice or (b), with respect to any disputed fees, such dispute is resolved (the “Due Date”).  For all other invoices, the Customer Party will pay all undisputed Fees to Provider in full within [[[***]]] from the date (a) of receipt of an invoice or (b), with respect to any disputed fees, such dispute is resolved (also, the “Due Date”).  A Customer Party may dispute any invoiced amount in good faith in accordance with Section 22.5 (Dispute Resolution).  Any such dispute shall not relieve the Customer Party from paying undisputed amounts on such invoice in accordance with the terms of this Section 9.3.  No Customer Party will be responsible for any costs or expenses incurred by Provider (including Affiliated Providers) for changes to Services or new Services performed without the authorization of such Customer Party in accordance with the terms of this Agreement.  Payments made after the Due Date will accrue interest at a rate of [[[***]]] per annum.

9.5           Taxes.  The charges for Services do not include applicable taxes.  If Provider is required to pay any federal, state, county or local service or value added tax (VAT); or sales, use, gross receipts, excise, withholding, consumption, or any other Governmental Entity taxes assessed on the Services provided, such taxes (along with any applicable surcharge and education cess thereon), including any gross-up on withholding tax, will be billed to and paid by the Customer Party upon presentation of billing details that substantiate the amount of the taxes.  Provider will be responsible for collecting and remitting all such value added taxes on behalf of the Customer Group.  Provider will retain the right to collect any tax from the Customer Group if Provider fails to charge the correct withholding tax; or sales, use, gross receipts, excise, consumption or services tax in the initial invoice.  Property taxes for all assets will be the responsibility of the party owning or leasing the assets.  Each of Provider and the Customer Group (a) will bear sole responsibility for taxes based on its own net income (including surcharge and education cess thereon); employment taxes of its own employees, agents or subcontractors; and for any taxes on any property it owns or acquires for the purpose of rendering the Services, (b) will undertake reasonable efforts in good faith to minimize taxes to the extent legally permissible, (c) shall cooperate in good faith to enable the other to accurately determine its own tax liability, and (d) shall provide and make available to the other any resale certificates; information regarding out-of-state or out-of-country sales or use of equipment, materials or services; and other exemption certificates or information reasonably requested by the other.

9.6           Universal Standard Product and Service Codes.  The Customer Group will provide Provider with certain Universal Standard Product and Service Codes.  Provider will use such Universal Standard Product and Service Codes to identify products and services rendered on all invoices and reports and other documentation.

9.7           Electronic Funds Transfer.  Provider will complete the online registration form on the Global Supplier Network (GSN) for receipt of electronic funds from the Customer Group.  The preferred method of electronic funds receipt is Electronic Funds Transfer

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(EFT) if Provider has a U.S.-based bank.  Wire transfer is the alternate method if Provider has a non-U.S. based bank.

9.8           Electronic Invoicing.  The Customer Group’s process for receipt of non- IBS invoices may become electronic during the term of this Agreement.  Subject to Article IV, upon notice to Provider of institution by the Customer Group of the electronic process, and within thirty (30) days of such notice, Provider will begin submitting invoices through the Customer Group’s electronic processing system.

9.9           Credit Card Payment.  Whenever Provider implements a credit card billing system, the Customer Group may decide to settle invoices not in excess of $2,500 with Provider using a Mastercard procurement credit card.  Should the Customer Group choose to settle payments with this method, Provider agrees to provide the Customer Group with level 3 billing details as defined by Mastercard standards.

ARTICLE X
BOOKS, RECORDS, AUDITS AND REPORTING

10.1         Books and Records.  Provider will maintain in a central location (to the extent practicable) complete and accurate books and records, supporting data and other evidence relating to the provision of Services (including records that are received, generated or held by Provider or any Affiliated Provider in the course of providing the Services), in accordance with and for such period as is required by GAAP or applicable Law or the Customer Group’s document retention policies, unless otherwise specified in a Customer SOW.  Such books and records will include sufficient detail to verify (i) the Services provided to each Business, (ii) the costs and expenses included in the Inflation Factor and any MVC reduction pursuant to Section 6.3(b) (Reduction of MVCs) to Provider for providing each Service, (iii) the Fees for each Service, (iv) the annual purchase dollar volumes of the Customer Group, separately reflecting annual purchase dollar volumes for each Service and for each Business, (v) the Transaction Productivity achieved in connection with the provision of the Services, separately reflecting the Transaction Productivity provided under each Customer SOW and to each Business, (vi) compliance with the Performance Standards (including the Critical Performance Standards) for each Service and (vii) compliance with Provider’s obligations under Articles XV and XVI.

10.2         Audits.

(a)           At the Customer Group’s sole expense, GE, its Representatives and Governmental Entities will have the right at any time during normal business hours, and upon at least seventy-two (72) hours’ prior written notice, to inspect and audit the books and records maintained in accordance with Section 10.1 (Books and Records) (excluding any information solely related to Provider’s business with third party customers) to investigate and assess compliance with any of Provider’s representations, warranties or covenants under this

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Agreement and the Customer SOWs and, upon notice, will provide reasonable access to all those facilities, equipment and records in order to conduct such verification.  Each Customer Party will have the foregoing right to audit and inspect, but only with respect to compliance with the provisions of the Customer SOW(s) to which such Customer Party is a party.  At Provider’s election, Provider may require that GE, any Customer Party or its Representatives having access to such books and records sign reasonable non-disclosure agreements to protect the Confidential Information of Provider and its third party customers prior to such access; provided, however, that Provider will provide such access in accordance with the foregoing time period if GE, such Customer Party or such Representatives, as applicable, sign such agreements.

(b)           Provider will cooperate fully with GE, the Customer Group, its Representatives and Governmental Entities in connection with such audit.  GE and each Customer Party will use reasonable efforts to conduct such inspections in a manner that will minimize the disruption to Provider’s business operations and the Services.  Provider will be excused for its failure to comply with the terms of any Customer SOW, including any performance requirements and Performance Standards, for the period and to the extent such failure is caused by GE or the Customer Party’s failure to use such reasonable efforts; provided, however, that Provider will continue to use reasonable efforts to comply with all such performance requirements.

(c)           In the event that such audit reveals an underpayment of Fees by any Customer Party (or an underpayment of Transaction Productivity by Provider) under any Customer SOW or this Agreement, such Customer Party (or Provider) will promptly pay the amount of such underpayment to the applicable party under the Customer SOW or the Customer Party that should have received such Transaction Productivity.  In the event that such audit reveals an overpayment of Fees by any Customer Party (or an overpayment of Transaction Productivity by Provider) under any Customer SOW or this Agreement, the applicable party under such Customer SOW or the applicable member receiving the Transaction Productivity will promptly return the amount of such overpayment to such Customer Party (or Provider).

10.3         Customer Group Approvals.  The conduct of inspections and audits by Customer Group in accordance with Section 10.2 (Audits) will not operate to relieve Provider from its obligations and commitments under this Agreement or any Customer SOW, except as provided in Section 10.2(b) (Audits) or as expressly stated otherwise in writing by the Customer Group.  In addition, the conducting of tests by, or the receipt of approvals or consents from, the Customer Group will not operate to relieve Provider from its obligations and commitments under this Agreement or any Customer SOW, except as not reasonably avoidable by Provider or its Affiliated Providers and where Provider has notified the Customer Party that the conducting of tests or receipt of approvals or consents will necessarily limit performance by Provider.

10.4         Reporting.  At no additional cost, Provider will prepare and provide all data and reports reasonably required by the Customer Group at the frequency and in the format required by the Customer Group.

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ARTICLE XI
TERM AND TERMINATION

11.1         Agreement Term.

(a)           The initial term (the “Initial Term”) of this Agreement will commence on the Effective Date and continue until December 31, 2012, unless earlier terminated in accordance with this Agreement.

(b)           The Agreement may be renewed for a single three (3) year term (the “Renewal Term”) upon the mutual written agreement of the Parties at least twelve (12) months prior to the expiration of the Initial Term.  The Initial Term and the Renewal Term, if any, will be collectively referred to herein as the “Term”.

11.2         Customer SOW Term.

(a)           Except for the Transferred SOWs set forth in Exhibit H that are identified as “Project Based”, the initial term of each Transferred SOW will begin on the Effective Date and end on December 31, 2009.  During the Term, the Customer Party will have the right to extend the term of Transferred SOWs to which it is a party, with identical terms and conditions as such Transferred SOW had prior to such extensions, except with respect to pricing (which shall be subject to the agreement of the Parties), after the expiration of the initial term of such Transferred SOW for successive one (1) year renewal terms upon providing written notice thereof to Provider at least thirty (30) days prior to the expiration of the then-current term.

(b)           The term of each Future SOW will be as set forth in such Future SOW.

11.3         Termination of Customer SOWs with Cause by Customer Group.  A Customer Party will have the right at any time to terminate the applicable Customer SOW in whole or in relevant part with respect to any portion of the Services provided under such Customer SOW:

(a)           if Provider or any of its Affiliated Providers becomes subject to any voluntary or involuntary order of any Governmental Entity for reasons within Provider’s or the Affiliated Provider’s control prohibiting or materially impairing the performance of Services under such Transferred SOW and Provider or its designee does not develop a work-around for such prohibition or impairment within thirty (30) days from receiving notice of such order from such Governmental Entity;

(b)           if (i) Provider breaches in any material respect any of the covenants under such Customer SOW, or if any of Provider’s representations or warranties under such Customer SOW are materially inaccurate, (ii) such breach or inaccuracy prohibits or materially impairs the performance of the Services or prohibits or materially impairs the reasonably intended benefits

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the Customer Party is to receive from the Services based on the terms of this Agreement and (iii) upon receipt of written notice thereof from the Customer Party, Provider does not cure such breach or inaccuracy, in either case, within thirty (30) days of such notice;

(c)           if Provider breaches its compliance obligations under Section 15.2 in a manner relating to the Services and does not cure, upon receipt of written notice from the Customer Group, such breach within thirty (30) days;

(d)           if (i) Provider fails to meet any Critical Performance Standard for any three (3) consecutive months or four (4) nonconsecutive months in a rolling twelve (12) month period, and (ii) upon receipt of written notice of such failure from the Customer Party, Provider (A) does not provide the Customer Party a preliminary analysis of the root cause of such failure and an initial plan, which plan will cure such failure within ten (10) business days of such notice, (B) has not agreed with the Customer Party on a definitive plan acceptable to the Customer Party to cure such failure within thirty (30) days of such notice (which cure period may be extended by the parties to such Customer SOW in such definitive plan based on the complexity of the Services and the actions needed to cure such failure), (C) does not promptly undertake action to cure such failure, or (D) does not implement and satisfy such definitive plan.  Notwithstanding the foregoing, the Customer Party shall not be entitled to terminate an applicable Customer SOW for Cause if the failure to meet the applicable Critical Performance Standard(s) is caused by the wrongful acts or omissions of any member of Customer Group or its agents, or the failure of the Customer Party to comply with its obligations under the applicable Customer SOW;

(e)           if Provider or any Affiliated Provider or the Customer Party, due to the actions of Provider or any Affiliated Provider, is administratively cited by any Governmental Entity for materially violating, or is judicially found to have materially violated, any Law governing the performance of the Services;

(f)            if a trustee or receiver or similar officer of any court is appointed for Provider or for a substantial part of the property of Provider, whether with or without consent; or bankruptcy, composition, reorganization, insolvency or liquidation proceedings are instituted by or against Provider without such proceedings being dismissed within ninety (90) days from the date of the institution thereof and

(g)           as set forth in Sections 3.3 and 18.4(d).

(h)           Notwithstanding the foregoing, no Customer Party may commence termination of any Transferred SOW under Section 11.3(b), (d),or (g) until the earlier of (i) twelve (12) months after agreement on the Critical Performance Standards for that Transferred SOW under Section 12.2 (Transferred SOWs) or (ii) June 30, 2006; in each case where performance is consistent with the conduct of the Transferred BPO Business immediately prior to the Effective Date.  This limitation will not affect the ability of any Customer Party to terminate a Transferred SOW under any other provision of this Agreement.

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If such Customer Party fails to give notice of its intent to terminate such Customer SOW in accordance with Section 11.3 within [[[***]]] of the date that such Customer Party first becomes aware of the breach giving rise to such right to terminate, such Customer Party will be deemed to have waived its right to terminate for such breach (but not deemed to have waived any claims it may have arising from such breach or any right to terminate for any similar breach in the future).

11.4         Termination upon a Provider Change of Control by the Customer Group.

(a)           Within sixty (60) days after a Change of Control of Provider, the Customer Group may terminate this Agreement or any or all Customer SOWs in whole or in part by sending written notice to Provider.  Within sixty (60) days after a Change of Control of any Subsidiary of Company or an Affiliated Provider, the Customer Group may terminate any or all Customer SOWs with such Subsidiary or under which such Affiliated Provider was providing Services by sending written notice to Provider.  If the Customer Group fails to notify Provider within such sixty (60) day written notice period, then the Customer Group waives its right to terminate under this Section 11.4.  Customer Group and Provider must provide a minimum transition period of at a minimum ninety (90) days in connection with any terminated Services.  To enable Customer Group’s rights under this Section 11.4(a), Provider shall notify GE upon the signing of a definitive agreement that, if consummated, would result in such a Change of Control.

(b)           The rights of Customer Group to terminate this Agreement in the event of a Change of Control of Provider under this Section 11.4 shall no longer apply upon an initial public offering of Provider.

(c)           A Change of Control pursuant to a transaction (or series of related transactions) whereby GE has compelled the Change of Control through exercise of its compulsory sale right pursuant to Section 3.06 of the Stockholders Agreement shall not constitute a Change of Control of Provider for the purposes of this Section 11.4.

11.5         Termination of Customer SOWs with Cause by Provider.  Provider may terminate a Customer SOW upon thirty (30) days’ prior written notice if:

(a)           the Customer Party fails to make any payment under such Customer SOW of an undisputed amount when due, and such failure continues uncured for a period of ninety (90) days from notice by Provider to such Customer Party of such failure;

(b)           the Customer Party becomes subject to any voluntary or involuntary order of any Governmental Entity for reasons within such Customer Party’s control prohibiting or materially impairing the performance of any of the Services;

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(c)           Provider, due to the actions of the Customer Party, is administratively cited by any Governmental Entity for materially violating, or is judicially found to have materially violated, any Law governing the performance of the Services;

(d)           a trustee or receiver or similar officer of any court is appointed for the Customer Party or for a substantial part of the property of the Customer Party, whether with or without consent; or bankruptcy, composition, reorganization, insolvency or liquidation proceedings are instituted by or against the Customer Party without such proceedings being dismissed within ninety (90) days from the date of the institution thereof;

provided, however, that if Provider fails to give notice of its intent to terminate such Customer SOW in accordance with the foregoing clauses (a) through (d) within [[[***]]] from the date that Provider first becomes aware of the breach giving rise to such right to terminate, Provider will be deemed to have waived its right to terminate for such breach (but not be deemed to have waived any claims it may have arising from such breach or any right to terminate for any similar breach in the future).

11.6         Notification of Termination for Convenience for Transferred SOWs.  In addition to as provided in Section 11.4 (Termination upon a Provider Change of Control by the Customer Group), the Customer Party may terminate without cause any Transferred SOW in whole or in part at any time, but only (i) upon [[[***]]] prior written notice to Provider (or, for any Services being provided by Provider under any Transferred SOW to any third party customer of the Customer Group on behalf of the Customer Group, any shorter notice period required by such third party customer) and (ii) in accordance with and subject to one of Section 11.8 (Pulled Back Termination), Section 11.9 (Volume Fluctuation), or Section 11.10 (Transaction Productivity).  For the avoidance of doubt, any Customer Party providing written notice of its intent to terminate any Transferred SOW in whole or in part under this Section 11.6 will continue to pay Fees for the terminated Services in accordance with such Transferred SOW and this Agreement for such [[[***]]] (or such shorter period as specified above), and to the extent, if any, that such Services are provided upon agreement of the parties after the termination of such Transferred SOW.

11.7         Termination for Convenience of Future SOWs.  The Customer Party may terminate without cause any Future SOW in whole or in part at any time upon two hundred and seventy (270) days’ prior written notice to Provider (or, for any Services being provided by Provider under any Future SOW to any third party customer of the Customer Group on behalf of the Customer Group, any shorter notice period required by such third party customer).  For the avoidance of doubt, any Customer Party providing written notice of its intent to terminate any Future SOW in whole or in part under this Section 11.7 will continue to pay Fees for the terminated Services in accordance with such Future SOW and this Agreement for such two hundred and seventy (270) day period (or such shorter period as specified above), and to the extent, if any, that such Services are provided upon agreement of the parties after the termination of such Future SOW.

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11.8         Pulled Back Termination.

(a)           “Pulled Back Termination” will mean any termination of a Transferred SOW where the Services performed under that Transferred SOW either (i) are subsequently performed by a Customer Party or (ii) are awarded to a third party.  During any year of the Minimum Volume Commitment Term, if the annual purchase dollar volume of Pulled Back Terminations in that year in aggregate exceeds the following amounts (the amount of such excess being the “Annual Excess”): [[[***]]]; then the Customer Group will purchase additional Services of like price per FTE and for a period of time that reflects a duration on a weighted average equivalent to all Pulled Back Terminations terminated in that year with annual purchase dollar volume in aggregate no less than the Annual Excess.

(b)           Section 11.8(a) shall not apply to any terminations resulting from, in whole or in part:

(i)    a termination of a Transferred SOW in accordance with Section 11.3 (Termination of Customer SOWS for Cause by Customer Group);

(ii)   Provider or any Affiliated Provider becoming subject to any voluntary or involuntary order of any Governmental Entity, for reasons other than those within Provider’s control, prohibiting or materially impairing the performance of Services under such Transferred SOW, for which Provider does not develop a work-around within thirty (30) days;

(iii)  a termination of a Transferred SOW in accordance with Section 11.4 (Termination upon a Provider Change of Control by the Customer Group).

(iv)  a termination of a Transferred SOW in accordance with Section 22.8 (Force Majeure);

(v)   a termination of a Transferred SOW with the IT Services Business Component in connection with reacquisition of substantially similar services on substantially the same terms from Provider;

(vi)  a termination of a Transferred SOW due to changes in applicable Law; or

(vii) a termination directly resulting from a material change in the requirements of any of the Services being provided by Provider under any Transferred SOW to any third party customers of the Customer Group.

(c)           GE shall, upon request, provide Provider with reasonable information related to the disposition of Services terminated pursuant to Pulled Back Terminations.

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11.9         Volume Fluctuations.

(a)           If, in any year of the Minimum Volume Commitment Term, the aggregate purchasing under Transferred SOWs ((netting volume ramp-ups against volume ramp-downs) other than Pulled Back Terminations but excluding reductions resulting from one of the reasons set forth in Section 11.8(b) and reductions resulting from the expiration of Project Transferred SOWs) declines from the purchase dollar volume of the prior year by more than the Volume Trigger, GE shall meet with Provider to work together in good faith to consider new business opportunities to put Provider in a position similar to that it would have been in had the Volume Trigger not been exceeded.

(b)           The “Volume Trigger” will mean annual purchase dollar volume declines in aggregate exceeding the sum of (i): [[[***]]] and (ii) [[[***]]].

11.10       Productivity Reductions.  Sections 11.8 (Pulled Back Termination) and Section 11.9 (Volume Fluctuations) will not apply to any reduction in required FTEs under a Transferred SOW due to Transaction Productivity gains.

11.11       Termination by Either Party.  This Agreement may be terminated by either Party upon thirty (30) days’ prior written notice to the other Party if there are no outstanding Customer SOWs or other Services being provided pursuant to this Agreement.  Provider will have no obligation to accept any Future SOW after the date of such termination.

11.12       Survival.  Articles VI (Business Volume Commitment) (as the MVCs may be adjusted as provided hereunder), IX (Payment) with respect to amounts accrued prior to expiration or termination, XV (Compliance with Laws), XVI (Personal Data Processing), XVII (Ownership; Intellectual Property), XX (Limitations of Liability), XXI (Confidentiality) and XXII (Miscellaneous Provisions), and Section 11.12, (Survival), 11.13 (Return of Materials) and 11.14 (Termination Services) will survive the expiration or other termination of this Agreement and remain in full force and effect.  The following Articles and Sections will survive the expiration or other termination of this Agreement and remain in full force and effect during the following periods:  (i) Article 10 (Books, Records, Audits and Reporting) will survive for three (3) years (or such longer period as may be required by Law) and (ii) Articles XVIII (Indemnity) and XIX (Insurance) will survive for three (3) years.

11.13       Return of Materials.  Upon termination or expiration of this Agreement, a Customer SOW or any Services for whatever reason, Provider and the Customer Group will each return (or, at the election of the other, destroy) all Information, materials and documents of the other (including full documentation for all Services) relating to the terminated Services promptly upon such termination or expiration (but in any event within ninety (90) days from such termination or expiration).  Such return will be for no additional charge if such Information, materials and documents are provided (subject to Section 13.2 (Data Feeds)) in their then-current

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format, and at the Customer Group’s expense for any other format requested by the Customer Group.

11.14       Termination Services.  Upon termination or expiration of this Agreement, a Customer SOW or any Services for whatever reason, each Customer Party may elect to purchase termination services from Provider to assist the Customer Party in the orderly transition of the terminated Services from Provider to the Customer Party or the Customer Party’s designee.  The Customer Party may elect to purchase, and Provider will provide to the Customer Party if so purchased, termination services for up to two hundred seventy (270) days (unless otherwise agreed to in writing by the parties) from such date of termination or expiration.

(a)           Each Customer Party electing to purchase termination services and Provider will agree on the terms of a ramp-down plan governing such termination (which may also establish Performance Standards applicable to the Services during the ramp-down).  In the event either party breaches such plan and such breach causes damage to the other, the breaching party will compensate the other party.

(b)           During the provision of termination services under a Customer SOW terminated for Cause, (i) the Customer Party shall not again terminate that Customer SOW for the same Cause so as to reduce the period over which termination services will be provided, and (ii) Productivity not previously applied to the Fees under such Customer SOW will not be applied.  The underlying Services under the Customer SOW being continued as part of the termination services shall continue to be provided under the Customer SOW at the rates specified in the Customer SOW with adjustments as specified in the ramp-down plan and adjustments in Fees downward as appropriate for ramp-down in volume.

(c)           The Customer Group will pay Fees for such termination services equal to Provider’s actual cost (including the Affiliated Providers’ actual cost calculated so as not to include any cost twice and without any markup between Affiliated Providers and Provider) incurred of providing such termination services (for clarification, not including any mark-ups or margins on such cost or any mark-ups or margins which may be included in the price per FTE specified in the applicable Customer SOW).  If termination services are being provided as a result of a breach of Section 9.3 (Payment Terms) by a Customer Party, such Customer Party shall, upon request by Provider, pay the Fees for such termination services in advance.

(d)           All termination services provided hereunder will be deemed included in the definition of “Services,” and all representations, warranties and covenants relating to the Services will survive such expiration or termination with respect to such termination services, to the extent such Services are not affected by the process of their termination, except that any standards in the ramp-down plan will supersede the Performance Standards in the Customer SOW.  If the Customer Group elects not to purchase termination services, Provider will not, through any acts or omissions, in any manner knowingly impede the transition process.

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(e)           In the event of a bona fide dispute between the Customer Group and Provider regarding the provision of any such termination services, and provided that the Customer Group continues to pay Provider Fees in accordance with the foregoing for such termination services, Provider will provide termination services in accordance with the foregoing during the pendency of such dispute, and the Customer Group and Provider will resolve such dispute in accordance with Section 22.5 (Dispute Resolution).

11.15       Evidentiary Admissions.  The undertaking of any mitigation by a party to this Agreement in respect of an alleged breach of this Agreement or a Customer SOW shall not be construed against such party in any Dispute.

11.16       Enumerated Breaches.  The enumeration of any particular defaults under this Agreement or a Customer SOW as giving rise to a material breach of this Agreement or the Customer SOW shall not be an indication that any other breaches are not material (i.e., the principle of ejusdem generis shall not apply with respect to the identification of acts or omissions giving rise to material breach).

ARTICLE XII
PERFORMANCE STANDARDS AND SERVICE WARRANTIES

12.1         General.  Subject to Section 12.2 (Transferred SOWs), Provider will deliver to the Customer Group all Services set forth in a Customer SOW in accordance with the applicable Performance Standards set forth therein with promptness and diligence and in a professional and workmanlike manner by qualified personnel in accordance with the generally accepted practices and professional standards used by internationally recognized organizations performing services similar to the Services.  Notwithstanding the foregoing, Provider shall not be liable for any failure to meet or exceed any Performance Standards if such failure is due to the wrongful acts or omissions of the Customer Party or its agents or the failure of the Customer Party to comply with its obligations under the applicable Customer SOW.

12.2         Transferred SOWs.  During the six (6) month period beginning on the Effective Date, Provider and the Customer Party will review each Transferred SOW to identify Performance Standards and associated metrics that will be considered “critical” which will then become the Critical Performance Standards for that Transferred SOW.  If Provider and the Customer Party fail to agree on Critical Performance Standards, Customer Group may choose at its reasonable discretion up to six (6) metrics of those processes being measured immediately before the Effective Date, unless the complexity of the process or the regulatory requirements associated with such process reasonably requires establishing a greater number of metrics, and the Critical Performance Standards will be set at the average of Provider’s performance of such metrics during the twelve (12) months prior to the Effective Date (which average will exclude the two (2) highest and two (2) lowest monthly measures); provided, however, that for any such process (i) that has not existed for at least twelve (12) months prior to the Effective Date or (ii) for which performance data is not available as of the Effective Date, the Critical Performance

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Standards will be established as the Performance Standards actually being achieved in respect of such process as of the Effective Date.

12.3         Deliverables Warranty.

(a)           Subject to Section 12.2 (Transferred SOWS) with respect to any Deliverable provided hereunder, Provider warrants the following until [[[***]]] following the date such Deliverable is accepted by the Customer Party (the “Warranty Period”):

(i)    such Deliverable will conform to any applicable requirements set forth in the applicable Customer SOW; and

(ii)   such Deliverable at the time of delivery will contain no elements which are designed to, capable of, or permit (A) unauthorized access to or intrusion upon, (B) disabling of, (C) erasure of, or (D) interference with, any hardware, Software, data or peripheral equipment, including any “computer viruses,” “worms” or “time bombs” as those terms are commonly understood within the technology industry.

(b)           In the event that any Deliverable fails to conform to the warranties set forth in this Section 12.3 in any material respect, Provider will have the right and obligation to cure or correct such failure as soon as reasonably practical at Provider’s expense.  If Provider is unable to cure or correct such failure within a commercially reasonable period of time of no less than ninety (90) days, then the Customer Group may pursue its remedies at law to recover direct damages resulting from the breach of such warranties.  The foregoing provisions are expressly conditioned upon the Customer Group providing Provider with prompt written notice of any claim thereunder prior to the expiration thereof, which notice must identify with particularity the non-conformity.  The foregoing warranties will not apply if the alleged breach of warranty has not been caused by Provider’s breach of its obligations herein or is due to instructions or specifications of the Customer Group or services or goods supplied by the Customer Group or its agents not conforming to their respective technical, functional and performance specifications and criteria, and Provider will have no liability or obligation as a result thereof.

ARTICLE XIII
DATA; BUSINESS CONTINUITY PLAN; POLICIES

13.1         Data.  All Customer Group data received or produced during the performance of the Services hereunder will be contained in a database and will, upon the Customer Group’s request and in accordance with the applicable Customer SOW, be delivered to the Customer Party within a reasonable period of time in either the format in which it was kept by Provider or an Affiliated Provider or a commercially standard format specified by such Customer Party.

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13.2         Data Feeds.  The Customer Group and Provider will, at their own expense and at their respective locations, maintain equipment and supplies necessary for the transfer of data, both by computer tape and via an electronic communication line.  The Parties have jointly reviewed all of the procedures necessary for the daily processing flow of data, records, forms and media.  The Customer Group and Provider agree to provide and accept data feeds in a format that is mutually agreed upon by the Customer Group and Provider.

13.3         Data Backup and Storage.  In the event any or all of the Customer Group data is destroyed or damaged in any way, Provider will, at its cost, use commercially reasonable efforts and such additional efforts specified in the BCP described in Section 13.4 (Business Continuity Plan), to restore such Customer Group data.  If the cost of Provider’s efforts (including the Affiliated Providers’ efforts calculated so as not to include any cost twice and without any markup between Affiliated Providers and Provider) to restore such destroyed or damaged data exceeds [[[***]]], and if the destruction or damage to the data was due to a Customer Party, the Customer Party shall bear all of the cost above [[[***]]].  If the destruction or damage to the data was due to Provider, Provider shall bear all of the cost above [[[***]]] (it being understood that for purposes of this Section 13.3, all hardware owned by and software licensed to a party (except from the other party) shall be that party’s responsibility, as are that party’s facilities).  Provider will take reasonable precautions to prevent the loss of or alteration of the Customer Group data in Provider’s possession.  Provider will perform regular backups of the Customer Group data.

13.4         Business Continuity Plan.  At no additional cost to the Customer Group, Provider will (i) for each Transferred SOW, maintain and comply with the disaster recovery, crisis management and business continuity plans and procedures (a “BCP”), if any, in existence under such Transferred SOW as of the Effective Date and (ii) for Future SOWs, prepare, maintain and comply with a reasonable BCP designed to help ensure that it can continue to provide the Services in accordance with this Agreement and the applicable Customer SOWs in the event of a disaster or other BCP-triggering event (as such events are defined in the applicable BCP).  Provider’s BCPs for Future SOWs will include, at a minimum, those items contained in Exhibit I.  Such BCPs will also address all operations identified by the Customer Group as “mission critical,” will meet the substantive requirements specified by the Customer Group, and will be agreed upon by the Customer Group and Provider.  Provider will regularly update, and, when necessary in accordance with the terms of the BCPs, activate, the BCPs.  The BCPs and all updates thereto will be approved by GE.  Provider will provide a copy of the BCPs to the Customer Group within thirty (30) days after the Effective Date.  Provider will permit the Customer Group to participate in testing and assessment of the BCPs.

13.5         Customer Group Policies.

(a)           Provider acknowledges that it has received a copy of, and has caused its Executive and Service Delivery Leaders (and will cause any replacements of such Executive and

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Service Delivery Leaders) to become familiar with, the following Customer Group policies (“Customer Group Policies”):

(i)    the document “Integrity, The Spirit and the Letter of our Commitment” attached hereto as Exhibit J (“Integrity Policy”);

(ii)   the Employment Data Protection Standards attached hereto as Exhibit K;

(iii)  the Background Checking Requirements contained in Exhibit L; and

(iv)  any other policies of the Customer Group which the Customer Group provides Provider notice.

(b)           Provider agrees, and will cause any of its subcontractors permitted in accordance with Section 22.2 (Assignment; Binding Effect), to comply with the Customer Group Policies to the extent applicable to the performance of its obligations under this Agreement and the Customer SOWs, and to report to the Customer Group violations of such policies.  Any changes to the Customer Group Policies will be subject to Section 13.7 (Changes to Policies and Security Standards).  Provider further agrees that it will review the Customer Group Policies with its personnel who will be providing Services to the Customer Group.  Upon execution of this Agreement, and thereafter upon the Customer Group’s request with no less than thirty (30) days’ advance notice, Provider will require its Executive and each of its Service Delivery Leaders to execute a statement acknowledging that he/she has read, understands and will comply with the Customer Group Policies in connection with his/her duties to be performed for the Customer Group.

13.6         Security Standards.  Provider will maintain the security standards in accordance with the Customer Group’s security guidelines, as may be amended from time to time, including:

(a)           Physical Security Standards.  Provider will limit access to routers, servers, and network devices used in providing the Services to the Customer Group.  Provider will provide for monitored environments of such routers, servers, and network devices, such as air conditioning, clean and uninterrupted power source, and fire suppression.

(b)           Access to Provider Network.  Provider will have firewall technology in place to protect Provider from unauthorized outside access to Provider’s network.  Dial-in access to Provider’s network must be outside such firewall.  Provider’s Internet web server(s) must be inside the firewall.  Provider’s server hosting non-confidential Customer Group data may have Internet access with adequate security as defined herein, but Provider’s server hosting Customer Confidential Information may not have Internet access unless the member of the Customer Group that is the Information Owner of such Customer Confidential Information consents.

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(c)           Internet Security.  Provider will encrypt all data transmitted through the Internet.  Documents, business records and other data made available via the Internet will be available only to authorized users and will be protected by Provider from improper use in accordance with generally accepted Internet security practices used in the information technology industry.  Only authorized Provider personnel will have access to access codes and electronic identification codes.

(d)           Personal Data Security.  Provider will implement technical and organizational measures to ensure the security and confidentiality of Personal Data in order to prevent, among other things: (i) accidental, unauthorized or unlawful destruction, alteration, modification or loss of Personal Data, (ii) accidental, unauthorized or unlawful disclosure or access to Personal Data, and (iii) unlawful forms of processing.  The security measures taken will be in compliance with applicable data protection Laws and will be adapted to the risks represented by the Processing and the nature of the Personal Data to be processed.

(e)           Other Security Standards.  Subject to Article 4 (Change Order Procedures) and Section 13.7 (Changes to Policies and Security Standards), the Customer Group and Provider will jointly agree in good faith to other security requirements that may be necessary to make the Customer Group and Provider network and Internet environments secure.  Provider will immediately, after discovering any material breach of the Customer Group’s security guidelines, inform the Customer Group of such breach.

13.7         Changes to Policies and Security Standards.  Provider will implement all changes to the Customer Group Policies and the Customer Group’s security guidelines requested by the Customer Group.  If Provider’s costs and expenses (including the Affiliated Providers’ costs and expenses calculated so as not to include any cost or expense twice and without any markup between Affiliated Providers and Provider) to implement any such change would exceed [[[***]]] for any Customer SOW per year, Provider and GE will agree upon an allocation of such costs and expenses.

ARTICLE XIV
COOPERATION; TRAINING AND SUPPORT

14.1         Cooperation by Parties.  Provider and the Customer Group will timely, diligently and on a commercially reasonable basis cooperate, facilitate the performance of their respective contractual duties and obligations, and reach agreement with respect to matters left for future review, consideration and/or negotiation and agreement by Provider and the Customer Group, as specifically set forth in a Customer SOW.  Provider and the Customer Group will deal and negotiate with each other in good faith in the execution and implementation of their duties and obligations under this Agreement and the Customer SOWs.

14.2         Cooperation Regarding Service Mix.  Each year of the Term, the Parties will review the Provider’s business plans and the types of Services being provided.  If such

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Services substantially depart from the Services provided in the prior year, the Parties will cooperate to identify future Service offerings within the Sweet Spot Services that may be offered by the Customer Group to Provider.

14.3         Training and Support Obligations.  With respect to Transferred SOWs, the training and support commitments of Provider and the Customer Group will continue (i) as specified in the Transferred SOWs or (ii) if not specified in a particular Transferred SOW, in a manner consistent with the practices of the Transferred BPO Business and the Customer Group with respect to such Transferred SOW prior to the Effective Date.  With respect to Future SOWS, any training and support commitments will be specified in such Future SOWs.

14.4         Customer Support.  The Customer Group will provide Provider (i) access to complete and accurate information and data consistent with the past practices of the Customer Group prior to the Effective Date as is necessary for the performance by Provider of any Services and (ii) support and cooperation as expressly set forth under this Agreement and the applicable Customer SOWs.  If any such access and support is not provided, or provided in such a manner that Provider is unable to perform the Services as required, then Provider will provide written notice thereof to the Customer Group (which notice will include the relevant specifics and details of such failure to perform such obligations) as soon as Provider is aware of such failure to perform, and Provider will be excused for its failure to comply with any performance requirements for the period and to the extent such failure is caused by the Customer Group’s failure to perform such obligations; provided, however, that Provider will continue to use commercially reasonable efforts to comply with all such performance requirements.

ARTICLE XV
COMPLIANCE WITH LAWS

15.1         Provider covenants, represents and warrants that (i) it has the legal right to provide the Services from the jurisdictions from which the Services are provided and (ii) it is in compliance with all applicable Laws in connection with its obligations under this Agreement, including privacy and data protection Laws.

15.2         Provider agrees that:

(a)           Provider will, and will cause all of its subcontractors permitted in accordance with Section 22.2 (Assignment; Binding Effect) to:  (i) use no forced, indentured or prison labor, or labor which violates any applicable minimum working age, working condition, wage or overtime Laws in the performance of this Agreement and the Customer SOWs; (ii) comply with the tax, immigration, and employment Laws of all jurisdictions in which its employees perform work under this Agreement and the Customer SOWs; (iii) comply with all Laws and regulations governing environmental protection and the health and safety of its employees; and (iv) comply with all applicable privacy or data protection Laws of any country where work relating to this Agreement and the Customer SOWs is performed.

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(b)           Provider will provide all data, documents and reports as reasonably requested by the Customer Group from time to time upon reasonable notice, as evidence of the Provider’s compliance with Law.

(c)           Provider will be solely responsible for procuring and maintaining all necessary permits and licenses of Governmental Entities required in connection with Provider’s performance of the Services, including, where applicable, processing and procuring all necessary visas, work permits, and passport documents for its employees in advance of their assignment in connection with provision of any Services.  Provider will use commercially reasonable efforts to obtain all such permits, licenses and visas in a timely manner to avoid any unnecessary delay.  Provider will ensure that all of its personnel providing Services are in compliance with all visas, passports, and work permits being used by them.

(d)           At the Customer Group’s reasonable request, but no more than once per calendar year, Provider will furnish to the Customer Group SAS 70 (type I and II) reports and evidence of compliance with ISO 17799.

(e)           Provider will furnish to the Customer Group such reports or other data as will be required of Provider under applicable Law.  If Provider receives a request by any Governmental Entity to submit any report or data related to the Services, Provider will, upon receipt of any such request and prior to the submission of any such reports or data to such Governmental Entity, notify the Customer Group’s designated Service Delivery Leader(s), and provide such Service Delivery Leader(s) with copies of such submissions, unless restricted by Law from doing so.

ARTICLE XVI
PERSONAL DATA PROCESSING

16.1         Personal Data.  In performance of this Agreement and the Customer SOWs, Provider may have access to, or otherwise Process, Customer Personal Data on the Customer Group’s behalf.  Customer Personal Data will be accessed and otherwise Processed only to the extent strictly necessary to perform this Agreement and the Customer SOWs, or upon the Customer Group’s written instructions and in strict compliance thereof.  Subject to Provider’s compliance with Section 16.2 (Data Protection), the Customer Group hereby represents and warrants that it is entitled under applicable Laws to transfer the Customer Personal Data to Provider for the purposes of this Agreement and the Customer SOWs.

16.2         Data Protection.

(a)           Notwithstanding anything in Article 21 (Confidentiality) to the contrary, Provider agrees to keep the Customer Personal Data confidential, and agrees to not disclose the Customer Personal Data to third parties without having first received express written approval from the applicable Customer Party and, if required by applicable Law, the applicable Data

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Subject.  Provider’s personnel will Process Customer Personal Data only on a need-to-know basis in connection with the performance of this Agreement and the Customer SOWs.

(b)           Provider will implement the technical and organizational measures set forth in Section 13.6(d).

(c)           Provider will, and will cause its subcontractors to, implement all reasonable measures necessary to ensure compliance by its personnel with the obligations relating to Customer Personal Data, and will require its personnel (and will cause its subcontractors), as a condition of having access to Customer Personal Data, to sign individual confidentiality agreements in which they each agree individually to comply with the obligations of this Article XVI (Personal Data Processing).  The Customer Group may also require Provider’s personnel (and such subcontractors), as a condition of participating in specific assignments, to sign individual confidentiality agreements that are tailored for such specific assignments.  Provider will comply with all applicable Laws pertaining to Personal Data protection, and will process “Employment Data” consistent with the “GE Employment Data Protection Standards” attached hereto as Exhibit K.  In particular, where, in performing any Services, Personal Data is collected by Provider from a Data Subject directly, Provider will, as required by applicable Laws or Exhibit K:  (i) provide the Data Subject with required notices; (ii) permit access by the Data Subject to the Personal Data collected about him/her, and (iii) when necessary, obtain the consent of Data Subjects.  Provider must, however, seek and obtain prior written approval from the Customer Group regarding the scope of Personal Data to be collected and the consent language to be used.

(d)           Failure by Provider to comply with the obligations set forth in this Agreement relating to Personal Data will be considered a material breach of this Agreement.

(e)           Upon the expiration or termination of this Agreement for whatever reason, Provider will stop any Processing of Customer Personal Data and will return to the Customer Group all copies of Customer Personal Data along with all notes, analyses, compilations, forecasts, data, translations, studies, memoranda, copies, extracts, reproductions or other documents that contain such Customer Personal Data.

(f)            Health Information & HIPAA.  If Provider Processes any Customer Personal Data that is “protected health information, including any medical, demographic, visual or descriptive information that can be used to identify a particular patient/individual” subject to the U.S.  “Health Insurance Portability & Accountability Act of 1996” and regulations promulgated under such Act (collectively “HIPAA”), Provider agrees to the terms and conditions on the subcontractor Business Associates Agreement (BAA) set forth on Exhibit M.

(g)           Gramm-Leach-Bliley Financial Services Modernization Act.  If Provider Processes any Customer Personal Data or other information of the Customer Group’s customers (“Customer Information”) that is subject to Title V of the Gramm-Leach-Bliley Financial

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Services Modernization Act of 1999 and regulations promulgated under that Act (collectively, the “GLB”) or other federal, state, and local Laws governing the privacy and security of Customer Information (collectively “Customer Information Privacy Laws”), Provider agrees to comply with the GLB and other Customer Information Privacy Laws, and to protect and maintain the privacy of such Customer Information accordingly.  Such compliance will include Provider (i) not disclosing any Customer Information to any third party except as expressly provided in this Agreement or otherwise directed or authorized in writing by the Customer Group; (ii) ensuring that its employees and permitted subcontractors who obtain or have access to Customer Information comply at all times with the Customer Information Privacy Laws and the provisions of this Agreement regarding the use and protection of Customer Information; and (iii) protecting and maintaining the security of all Customer Information in Provider’s custody or under Provider’s control.  Provider will immediately report to the Customer Group any unauthorized disclosure or use of or any unauthorized access to any Customer Information in Provider’s custody or under Provider’s control.

(h)           European Union.  If, in the course of Provider’s and the Customer Group’s performance of this Agreement and the Customer SOWs, any Personal Data will be transferred from a member state of the European Union (“EU”) to a jurisdiction outside the EU that has not been declared “adequate” for personal data protection by the European Commission, the party becoming aware of this situation will inform the other, and the Customer Party and Provider (or other Processor, if approved by the Customer Group) will enter into the Standard Contractual Clauses for Controller-to-Processor Transfers set forth in Exhibit N or an alternate agreement if mutually agreed upon by such parties.

(i)            Provider understands and agrees that the Customer Group may use any “Contact Information” (such as name, address, telephone number, e-mail address) provided by Provider or any of its Representatives for purposes reasonably related to the performance of this Agreement and the Customer SOWs, including supplier administration and payment administration, and that such Contact Information may be transferred to and stored in a global database located in the United States of America and maintained by the Customer Group.  Provider agrees that it will comply with all requirements of Law (such as obtaining consent of the Data Subject where required) prior to the transfer of any Contact Information or other Personal Data to the Customer Group.  The Contact Information will not be shared beyond the Customer Group and its Representatives, who will be contractually bound to use the information only as reasonably necessary for purposes related to the Services.  The Customer Group will take appropriate measures to ensure that Contact Information is stored securely and in conformity with applicable data protection Laws.

(j)            Provider will immediately inform the Customer Group of any material breach of Provider’s obligations under this Article XVI.

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ARTICLE XVII
OWNERSHIP; INTELLECTUAL PROPERTY

17.1         Independently Developed Technology and Intellectual Property.

(a)           As between the Customer Group and Provider, Provider will retain all right, title and interest in and to (i) all Technology and Intellectual Property transferred to Provider and its Affiliates that constitutes a portion of the Transferred BPO Business and (ii) all Technology and Intellectual Property owned, licensed or otherwise procured by Provider and created or acquired independently of the Services, other than the Cross License Customer IP.

(b)           As between the Customer Group and Provider, the Customer Group will retain all right, title and interest in and to all Technology and Intellectual Property owned, licensed or otherwise procured by the Customer Group and existing prior to the Effective Date or created or acquired independently of the Services, other than such Technology or Intellectual Property that is transferred to Provider and its Affiliates that constitutes a portion of the Transferred BPO Business or licensed to the Customer Group by Gecis International Holdings under the Cross License Agreement.

17.2         Ownership of Technology and Intellectual Property Developed under Customer SOWs.

(a)           Subject to Section 17.1, as between the Customer Group and Provider, the Customer Group will own all Technology and Intellectual Property developed, licensed or purchased by Provider (or by any third parties or Affiliated Providers on behalf of Provider) pursuant to the Customer SOWs (other than improvements to the Cross License Customer IP made by Provider independently of the Services (“Cross License Improvements”), which shall be deemed Provider Solutions).  Except as provided in Section 17.2(b)(ii), all such Technology and Intellectual Property developed, licensed or purchased pursuant to the Customer SOWs other than the Cross License Improvements will be deemed “Customer Solutions”.  To the extent applicable, the Customer Solutions will be deemed a work made for hire under the United States Copyright Law (17 U.S.C. § 101 et seq.) (or any equivalent foreign Laws).  If any Customer Solutions are not deemed to be works made for hire for any reason, Provider hereby assigns and agrees to assign to the Customer Group without further consideration all right, title and interest in and to the Customer Solutions.  Any and all such assignments include all rights, however denominated, of paternity, integrity, disclosure, attribution and withdrawal and any other rights, present or future, of any country, including rights that may be known as or referred to as “moral rights” or “unfair competition rights” (collectively, “Moral Rights”).  To the extent such Moral Rights cannot be assigned under applicable law and to the extent allowed by the laws in the various countries where Moral Rights exist, Provider hereby waives such Moral Rights and consents to any action of the Customer Group and its licensees that would violate such Moral Rights in the absence of such consent.

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(b)           Notwithstanding the foregoing:

(i)    the Technology and Intellectual Property set forth on the attachment to Paragraph 5 of Section 1.1 and Section 3.09(b) of the Disclosure Schedule to the Securities Purchase Agreement will be deemed “Provider Solutions,” not “Customer Solutions”, and

(ii)   the parties may agree in a particular Future SOW that any Technology and Intellectual Property developed, licensed or purchased by Provider (or by any third parties or Affiliated Providers on behalf of Provider) under such Future SOW will be owned by Provider and licensed to the Customer Group, in which case such Technology or Intellectual Property will be deemed “Provider Solutions,” not “Customer Solutions”.

17.3         License to the Customer Group.

(a)           If any Technology or Intellectual Property owned, licensed or otherwise procured by Provider or its designee is incorporated into any Deliverables provided by Provider to the Customer Group under the Customer SOWs (whether such Deliverables are owned by or licensed to the Customer Group), Provider hereby grants to the Customer Group a perpetual, irrevocable, worldwide, royalty-free, non-exclusive license, with the unrestricted right to sublicense to Affiliates, customers, suppliers, distributors, contractors and consultants, to such Technology and Intellectual Property to use, reproduce, access, practice, embody, enhance, make and have made, sell, offer to sell and import such Deliverables and to develop improvements, derivative works, compilations and modifications thereof.  No such Technology or Intellectual Property of a third party will be incorporated into such Deliverables without the prior written consent of the Customer Party unless such incorporated Technology or Intellectual Property is de minimis and is licensed to the Customer Group on the same terms as the license set forth in the foregoing sentence.

(b)           Provider will deliver copies of all Provider Solutions (including source code and object code versions of any Software contained therein) licensed under this Section 17.3 promptly upon the reasonable request of the Customer Group.

(c)           If any Technology or Intellectual Property owned by Provider or its designee is used in the provision of Services but not incorporated into any Deliverable, Provider agrees upon the expiration or termination of this Agreement to grant the Customer Group a license to such Technology and Intellectual Property on reasonable and non-discriminatory terms.

17.4         License to Provider.

(a)           The Customer Group hereby grants to Provider a revocable, worldwide, royalty-free, non-exclusive license to use, reproduce, access, practice, embody, enhance, create

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derivative works, make and have made the Customer Solutions and any other Technology or Intellectual Property provided to Provider by the Customer Group, subject to the following:

(i)    Provider must use such Customer Solutions and other Technology and Intellectual Property solely for the purpose of providing Services to the Customer Group (or for any Cross License Customer IP included in such Customer Solutions or other Technology or Intellectual Property, as otherwise allowed pursuant to the terms and conditions of the Cross License Agreement),

(ii)   Provider’s license to use any Customer Solutions will expire automatically when such Customer Solutions are no longer necessary for Provider’s use in connection with the Services; and

(iii)  such license granted to Provider pursuant to this Section 17.4 will be limited to Provider and any subcontractors permitted in accordance with Section 22.2.

(b)           At the request of Provider, the parties to a Customer SOW may assess whether in a particular Future SOW the Customer Group will grant to Provider a non-exclusive license under any Customer Solutions for purposes other than providing Services to the Customer Group.  If the parties agree to grant such a license, such license will be set forth in the applicable Future SOW along with such consideration as Customer and Provider may agree to in writing.

(c)           All right, title and interest in and to any improvements, modifications, corrections, compilations, derivative works, derivations, or other revisions (“Improvements”) of the Customer Solutions or any other Technology or Intellectual Property or components thereof provided to Provider by a Customer Party developed by Provider (or by any third parties or Affiliated Providers on behalf of Provider), other than Cross License Improvements, and all Intellectual Property therein will be owned by such Customer Party.  All such Improvements will be deemed included in the definition of “Customer Solutions” and subject to the work made for hire and assignment provisions of Section 17.2(a).

17.5         Residuals.  During the course of performing or receiving the Services, the Customer Group and Provider (including the Affiliated Providers) may further develop their knowledge, skills, and experience.  The mere subsequent use by either the Customer Group or Provider (including the Affiliated Providers) of such knowledge, skills and experience will not constitute a breach of this Agreement or any Customer SOW, so long as such use is consistent with the confidentiality obligations under this Agreement and the applicable Customer SOWs.

17.6         Customer Third Party Resources.

(a)           Subject to the terms and conditions of the Transition Services Agreement, to the extent that any Technology or Intellectual Property provided to Provider by the Customer

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Group is licensed or procured from third parties (“Customer Third Party Resources”), the Customer Group and Provider will cooperate to obtain any consents (each a “Required Consent”) from the applicable third parties permitting the use of such Customer Third Party Resources by Provider as required under this Agreement.  Subject to the terms and conditions of the Transition Services Agreement, any cost, charges or fees that must be paid to any such third party in respect of a Required Consent shall be paid by the Customer Group.  Provider will not charge Fees to the Customer Group for the services of its or its designees’ personnel associated with obtaining such Required Consents.  Subject to the foregoing sentence, the Customer Group will reimburse Provider for its reasonable, pre-approved, documented costs and expenses associated with assisting the Customer Group in obtaining the Required Consents.

(b)           Provider agrees to comply with such terms and conditions of all licenses and other agreements relating to the Customer Third Party Resources to the extent and as of the date that Customer Group conveys such terms and conditions to Provider or Provider otherwise obtains knowledge of such terms and conditions.

(c)           In the event that Customer Group and Provider are unable to obtain any Required Consent, (i) Customer Group and Provider will work together to develop a suitable workaround, and (ii) Provider will not be liable to Customer Group for Provider’s failure to perform any Services to the extent such failure results from such inability to obtain such Required Consent, and the Customer Group shall not be obligated to pay for such Services.

17.7         Authorization, Representations and Warranties.  The Customer Group represents and warrants to Provider that, subject to obtaining the Required Consents pursuant to Section 17.6 above, the Customer Group has the authority and rights necessary to grant to Provider the licenses contemplated by this Article 17 (Ownership; Intellectual Property).  Provider represents and warrants to the Customer Group that Provider has the authority and rights necessary to grant to the Customer Group the licenses granted by Provider contemplated by this Article 17 (Ownership; Intellectual Property).  Notwithstanding the foregoing, this Section 17.7 will not apply to any Intellectual Property subject to the Cross License Agreement.

17.8         Additional Acts.  Provider agrees to execute, and cause its employees, agents and subcontractors permitted in accordance with Section 22.2 (Assignment; Binding Effect) to execute, any documents at no additional cost, or take any other actions as may be reasonably necessary or as requested by the Customer Group, to perfect the Customer Group’s respective ownership rights as set forth above and to register, maintain and enforce the Customer Solutions.  The Customer Group will reimburse Provider for its reasonable, documented costs and expenses associated with the foregoing actions.

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ARTICLE XVIII
INDEMNITY

18.1         Provider Indemnity.  Provider will indemnify, defend and hold each Customer Party and its Representatives (collectively, the “Customer Indemnified Parties”) harmless against any losses, damages, liabilities, costs (including reasonable attorneys’ fees and expenses) relating to a Customer SOW (collectively, “Losses”) resulting from or arising out of any third party claims or actions resulting from or arising out of:

(a)           failure by Provider to comply with its obligations with respect to compliance with Laws in Article XV (Compliance with Laws) and data processing in Article XVI (Personal Data Processing) in the applicable Customer SOW, [[[***]]]

(b)           subject to Section 20.2 (Liability Cap), material breach of the applicable Customer SOW, [[[***]]]

18.2         Customer Indemnity.  Subject to Provider’s obligations under Articles XV (Compliance with Laws) and XVI (Personal Data Processing), each Customer Party individually (and not jointly) indemnify, defend and hold Provider and its Representatives (collectively, the “Provider Indemnified Parties”) harmless against any Losses resulting from or arising out of any third party claims or actions resulting from or arising out of (i) the failure of such Customer Party to comply with any applicable Law, or (ii) subject to Section 20.2 (Liability Cap), the third party’s receipt or use of Services not in contravention of the Customer Group’s instructions, but only to the extent the member itself would have been liable if it had itself performed the acts giving rise to liability and the liability does not arise from a breach by Provider of the applicable Customer SOW.

18.3         Mutual Indemnity.

(a)           Provider agrees to indemnify, defend and hold harmless the Customer Indemnified Parties from and against Losses resulting from or arising out of any third party claims or actions resulting from or arising out of:  (i) death or bodily injury to a third party (or its legal representatives or successors) or physical damage to real or tangible personal property of such third party to the extent caused directly and proximately by the negligent misconduct of Provider, (ii) fraudulent, criminal, or dishonest acts or fraudulent, criminal or dishonest omissions of Provider, and (iii) any breach by Provider of the confidentiality provisions in Article XXI (Confidentiality).

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(b)           Each Customer Party will individually (and not jointly) indemnify, defend and hold harmless the Provider Indemnified Parties from and against Losses resulting from or arising out of any third party claims or actions resulting from or arising out of (i) death or bodily injury to a third party (or its legal representatives or successors) or physical damage to real or tangible personal property of such third party to the extent caused directly and proximately by the negligent misconduct of such Customer Party, (ii) fraudulent, criminal, or dishonest acts or fraudulent, criminal or dishonest omissions of such Customer Party, and (iii) any breach by such Customer Party of the confidentiality provisions in Article XXI (Confidentiality).

18.4         Infringement Indemnity.

(a)           Provider will indemnify, defend and hold each applicable member of the Customer Indemnified Parties harmless from and against Losses incurred as a result of any claim of, or action for, infringement, violation or misappropriation of any Intellectual Property right related to such Customer Indemnified Party’s possession or anticipated use of any Software, documentation, information, data or other property (“Material”) furnished by Provider or its designee (including the Provider Solutions, but not including any such infringements, violations or misappropriations existing prior to the Effective Date) for use by such Customer Indemnified Party in connection with the Services; provided, however, that the Customer Solutions and Deliverables will be deemed property furnished by Provider or its designee for the purposes of the foregoing.

(b)           Each Customer Party will individually (and not jointly) indemnify, defend and hold each applicable Provider Indemnified Party harmless from and against Losses incurred as a result of any claim of, or action for, infringement, violation or misappropriation of any Intellectual Property right related to such Provider Indemnified Party’s possession or anticipated use of any Materials furnished by such Customer Party (except for Customer Third Party Resources and any infringements, violations or misappropriations existing prior to the Effective Date).  With respect to any Customer Third Party Resources that a Customer Party furnishes to a Provider Indemnified Party, such Customer Party will individually (and not jointly) provide to such Provider Indemnified Party any indemnification, defense, and hold harmless benefits that such Customer Party receives from the applicable third party with respect to such Customer Third Party Resources.

(c)           No party providing indemnification under this Section 18.4 (“Indemnifying Party”) will have any obligation under this Section 18.4 or other liability to any party being indemnified under this Section 18.4 (“Indemnified Party”) for any infringement or misappropriation claim or action resulting or alleged to result from:  (i) use of the allegedly infringing Material or any part thereof in (A) combination with any equipment, Software or data with which such Material was not intended to be combined and not otherwise approved by the Indemnifying Party, (B) use in any manner for which such Material was not intended, or (C) modification or alteration of such Material by a Person other than the Indemnifying Party in any manner for which such Material was not intended; (ii) any claim or action arising from any

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instruction, information, design or other materials furnished by the Indemnified Party to the Indemnifying Party hereunder; or (iii) the Indemnified Party’s continuing the allegedly infringing activity after being informed and provided for no additional charge with modifications that would have avoided the alleged infringement.

(d)           In the event that some or all of the Material furnished by Provider or the Customer Group is held or is in the reasonable opinion of the other likely to infringe, violate or misappropriate any Intellectual Property right of a third party, the furnishing party will have the option, at its expense, (i) to modify the Material to remedy such infringement, violation or misappropriation while maintaining the same quality and function; (ii) to replace the Material with other Material that does not infringe, violate or misappropriate any Intellectual Property right while maintaining the same quality and function in all material respects; (iii) to obtain a license to allow the other and its Affiliates (or, in the case of Provider, the Affiliated Providers) to continue using the Material without any additional cost to the other or its Affiliates (or in the case of Provider, the Affiliated Providers); (iv) to require return of the Material and all rights thereto from the other, or (v) if the furnishing party is a Customer Party, to renegotiate the applicable Customer SOW(s) to eliminate any obligation by such Customer Party to furnish such Material.  If any such return materially affects Provider’s ability to meet its obligations under this Agreement or any Customer SOW, then the Customer Group may, at its sole option, terminate any affected Customer SOW in accordance with Section 11.3 (Termination of Customer SOWs with Cause by Customer Group) without prejudice to the Customer Group’s right to recover any permitted damages under this Agreement and such Customer SOW.

18.5         Limitation on Indemnity Obligation.  The obligations to indemnify, defend and hold harmless set forth above in this Article XVIII (Indemnity) will not apply, to the extent the Indemnified Party was responsible for giving rise to the matter upon which the claim or action for indemnification is based and will not apply to the extent to which the Indemnified Party fails to (i) promptly notify the Indemnifying Party of any matters in respect of which the indemnity may apply and of which the Indemnified Party has knowledge; provided, however, that any delay in providing such notice will not relieve the Indemnifying Party of its obligations under this Article XVIII to the extent such delay does not materially prejudice the Indemnifying Party’s defense of any such claim or action; (ii) gives the Indemnifying Party the full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof; provided, however, that the Indemnifying Party will not settle any such claim or action without the prior written consent of the Indemnified Party (which will not be unreasonably withheld or delayed); and (iii) cooperates with the Indemnifying Party, at the Indemnifying Party’s cost and expense, in the defense or settlement thereof.  The Indemnified Party may participate, at its own expense, in such defense and in any settlement discussions directly or through counsel of its choice on a monitoring, non-controlling basis.

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18.6         Indemnification Obligations Net of Insurance Proceeds and on an After-Tax Basis.

(a)           Any liability subject to indemnification under this Agreement (hereinafter referred to as “Liability” for the purposes of this Section 18.6) will be net of Insurance Proceeds that actually reduce the amount of the Liability and will be determined on an After-Tax Basis.  Accordingly, the amount which any Indemnifying Party is required to pay to the Indemnified Party will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnified Party in respect of the related Liability.  If an Indemnified Party receives a payment (“Indemnity Payment”) required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnified Party will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

(b)           An insurer who would otherwise be obligated to pay any claim will not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto.  The Indemnified Party will use its commercially reasonable efforts to seek to collect or recover any third-party (which will not include any captive insurance subsidiary) Insurance Proceeds (other than Insurance Proceeds under an arrangement where future premiums are adjusted to reflect prior claims in excess of prior premiums) to which the Indemnified Party is entitled in connection with any Liability for which the Indemnified Party seeks indemnification pursuant to this Article XVIII (Indemnity); provided that the Indemnified Party’s inability to collect or recover any such Insurance Proceeds will not limit the Indemnifying Party’s obligations hereunder.

(c)           The term “After-Tax Basis” as used in this Section 18.6 requires that, in determining the amount of any indemnification payment hereunder, the amount of the payment shall be (i) increased to take into account any additional Tax cost incurred by the Indemnified Party arising from the receipt of indemnification payments hereunder (“Tax Costs”) and (ii) decreased to take into account any deduction, credit or other tax benefit actually realized by the Indemnified Party with respect to such Liabilities (“Tax Benefits”).  In computing the amount of any such Tax Cost or Tax Benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnification payment hereunder or the incurrence or payment of any indemnified Liabilities; provided, however, that if a Tax Cost or Tax Benefit is not realized in the taxable period during which an Indemnifying Party makes an indemnification payment or the Indemnified Party incurs or pays the amounts giving rise to indemnification, the parties hereto shall thereafter make payments to one another at the end of each subsequent taxable period to reflect the net Tax Costs and Tax Benefits realized by the parties hereto in each such subsequent taxable period.

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ARTICLE XIX
INSURANCE

19.1         Required Policies.  During the Term (and as otherwise noted), Provider (including the Affiliated Providers) will maintain all insurance and/or bonds required by Law or as may be reasonably required by the Customer Group including, in the aggregate, the following (or any local equivalents of the following) except that Provider (including the Affiliated Providers) shall not be obligated to provide coverage for any pre-existing claims or occurrences, wrongly acts or errors or omissions that arose before the Effective Date:

(a)           Workers’ Compensation and Employers Liability Insurance as required by the jurisdiction in which the Services are to be performed;

(b)           (i) Commercial General Liability Insurance, on an occurrence basis (including premises-operations, broad form property damage, contractual liability, and independent contractors) and (ii) Automobile Liability Insurance covering bodily injury and property damage to third parties, with limits of at least $20 million per occurrence and in aggregate;

(c)           Professional and Technology Errors and Omissions Liability Insurance and Internet and Network Liability Insurance providing protection against liability for (i) systems attacks, (ii) denial of service, (iii) introduction, implementation, or spread of malicious software code, (iv) unauthorized access and use, with combined limits of $20 million per occurrence and in annual aggregate.  Such policy or policies shall be maintained during the Term and for two (2) years following the expiration of the Term;

(d)           Comprehensive Crime Policy on an occurrence basis, with limits of at least $5 million per occurrence;

(e)           Directors and Officer Liability insurance with a limit of not less than $3 million per claim; and

(f)            All-Risk Property and Business Interruption Insurance covering the replacement cost of Provider’s property and extra expense coverage for reasonable extra expense costs to continue operations after a loss.

19.2         Other Requirements.  All insurance policies required to be carried by Provider hereunder will (i) be placed with insurance companies holding a General Policyholders rating of “A—” and a Financial Rating of “VII” or better, as set forth in the most current issue of Best’s Insurance Guide; (ii) be licensed to provide insurance in the jurisdiction where the Services are provided or approved by the Customer Group; and (iii) contain a provision that the insurance provided hereunder will be primary and non-contributing with any other insurance.  The Customer Group will be named as an additional insured on the Commercial General

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Liability Insurance required under this Agreement.  The Professional Technology Errors and Omissions and Internet Network Liability policy or policies will waive the Insured v Insured exclusion for the Customer Group.  Each such insurance policy carried by Provider will grant waiver of subrogation on all policies referenced above, except for the Professional and Technology Errors and Omissions Liability, the Internet and Network Liability and the Comprehensive Crime Policy.  Provider will, within ten (10) days after the Effective Date, furnish certificates or adequate proof of the foregoing insurance to the Customer Group.  Provider will also require any subcontractors permitted in accordance with Section 22.2 (Assignment; Binding Effect) to maintain appropriate insurance and to agree to furnish the Customer Group, if required, certificates or adequate proof of such insurance.  Certificates of insurance furnished by Provider or its subcontractors will contain a clause stating that “General Electric Company is to be notified in writing at least thirty (30) days prior to cancellation of, or any material change in, the Policy.”

ARTICLE XX
LIMITATIONS OF LIABILITY

20.1         REPRESENTATIONS AND WARRANTIES.  EXCEPT AS EXPRESSLY PROVIDED HEREIN OR IN ANY CUSTOMER SOW, NEITHER PROVIDER NOR THE CUSTOMER GROUP MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OR ANY WARRANTY FROM COURSE OF DEALING OR USAGE OF TRADE.

20.2         LIABILITY CAP.  THE LIABILITY OF PROVIDER AND THE CUSTOMER PARTY TO EACH OTHER FOR ANY AND ALL CAUSE(S) OF ACTION, REGARDLESS OF THE FORM OF ACTION (INCLUDING CONTRACT, TORT, NEGLIGENCE OR ANY OTHER), ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OR BREACH OF THIS AGREEMENT OR ANY CUSTOMER SOW WILL IN NO EVENT EXCEED IN THE AGGREGATE (I) [[[***]]] OF FEES DUE TO PROVIDER DURING THE [[[***]]] PRIOR TO THE DATE SUCH CAUSE OF ACTION AROSE, OR (II) IF THE RELEVANT SERVICES HAVE BEEN PROVIDED TO THE CUSTOMER GROUP FOR LESS THAN [[[***]]], THEN THE [[[***]]] FEES DUE TO PROVIDER FOR SUCH SERVICES CONVERTED TO [[[***]]] BASIS.  IN ADDITION, IN NO EVENT SHALL PROVIDER BE LIABLE TO THE CUSTOMER GROUP IN THE AGGREGATE IN ANY YEAR IN RESPECT OF ANY AND ALL CUSTOMER SOWS FOR MORE THAN [[[***]]] IF A TRANSFERRED SOW DOES NOT SPECIFY A LIMITATION ON LIABILITY OR IF A TRANSFERRED SOW INCLUDES A LIMITATION ON LIABILITY THAT IS GREATER THAN THE LIMITATION PROVIDED IN THIS SECTION 20.2, THEN THE LIMITATION PROVIDED IN THIS SECTION 20.2 WILL APPLY IN LIEU OF THAT IN THE TRANSFERRED SOW.  THE LIABILITY CAPS SET FORTH IN THIS

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SECTION 20.2 WILL APPLY TO ANY AMOUNTS PAID OR OWED PURSUANT TO SECTION 18.1(b) OR 18.2(ii).

20.3         EXCLUSION OF INDIRECT DAMAGES.  NEITHER PROVIDER NOR THE CUSTOMER GROUP WILL BE LIABLE TO THE OTHER OR ANY OTHER PERSON OR ENTITY FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY CUSTOMER SOW, EVEN IF SUCH PARTY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES OR SUCH DAMAGES COULD HAVE BEEN REASONABLY FORESEEN BY SUCH PARTY.

20.4         EXCEPTIONS.  NOTWITHSTANDING THE FOREGOING, SECTION 20.2 (LIABILITY CAP) AND SECTION 20.3 (EXCLUSION OF INDIRECT DAMAGES) WILL NOT APPLY TO (I) CLAIMS FOR GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FRAUD, OR CRIMINAL ACTS OR OMISSIONS, (II) BREACH OF CONFIDENTIALITY, (III) ANY THIRD PARTY CLAIMS SUBJECT TO THE INDEMNIFICATION PROVISIONS OF THIS AGREEMENT (OTHER THAN THOSE UNDER SECTIONS 18.1(B) OR 18.2(II), WHICH WILL BE SUBJECT TO THE CAP), AND (IV) FEES PAYABLE BY THE CUSTOMER GROUP UNDER THE APPLICABLE CUSTOMER SOW AND THIS AGREEMENT (INCLUDING THE MVCs).

20.5         FURTHER LIMITATIONS.  GE’S SOLE OBLIGATIONS UNDER THIS AGREEMENT AND THE CUSTOMER SOWS WILL BE THOSE OBLIGATIONS EXPRESSLY SET FORTH AS OBLIGATIONS OF GE IN THIS AGREEMENT OR ANY CUSTOMER SOW TO WHICH GE IS A PARTY.  THE PARTIES SPECIFICALLY AGREE THAT (I) NO MEMBER OF THE CUSTOMER GROUP WILL BE LIABLE FOR (NOR INCUR ANY OBLIGATION OR RESPONSIBILITY FOR) ANY ACTIONS OR OMISSIONS OF ANY OTHER MEMBER OF THE CUSTOMER GROUP UNDER THIS AGREEMENT OR ANY CUSTOMER SOW (INCLUDING WITH RESPECT TO PAYMENT OF FEES OR INDEMNIFICATION) AND (II) PROVIDER (INCLUDING THE AFFILIATED PROVIDERS) WILL NOT BE LIABLE TO ANY MEMBER OF CUSTOMER GROUP FOR (NOR INCUR ANY OBLIGATION OR RESPONSIBILITY FOR) ANY ACTIONS OR OMISSIONS OF PROVIDER WITH RESPECT TO ANY CUSTOMER SOW TO WHICH SUCH MEMBER OF THE CUSTOMER GROUP IS NOT A SIGNATORY (INCLUDING WITH RESPECT TO INDEMNIFICATION).

ARTICLE XXI
CONFIDENTIALITY

21.1         Confidential Information.  In connection with this Agreement and the Customer SOWs, the Customer Group and Provider will each have access to certain Confidential Information belonging to, or in which the supplier of the information has any rights or interest

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(the “Information Owner”).  The term “Information Owner” includes the directors, officers, employees, and agents of the Information Owner.  In this Article XXI, the term “Accessing Party” will mean the party gaining access to the Confidential Information of the Information Owner hereunder or under the Customer SOWs.

21.2         Exclusions.  The confidentiality obligations in this Article XXI will not apply to any Confidential Information which:

(a)           is or becomes generally available to and known by the public (other than as a result of a non-permitted disclosure or other wrongful act directly or indirectly by the Accessing Party or its Representatives);

(b)           is or becomes available to the Accessing Party on a non-confidential basis from a source other than the Information Owner or its Representatives; provided, however, that the Accessing Party has no knowledge that such source was at the time of disclosure to Accessing Party bound by a confidentiality agreement with or other obligation of secrecy which was breached by the disclosure; and provided, further, that if the Accessing Party later becomes aware that the source did not have the right to disclose such information, it will use commercially reasonable efforts to restrict its future use and disclosure of the Confidential Information to be consistent with this Article XXI;

(c)           has been or is hereafter independently acquired or developed by the Accessing Party or its Representatives without reference to such Confidential Information and without otherwise violating any confidentiality agreement with, or other obligation of secrecy to, the Information Owner;

(d)           was in the possession of the Accessing Party or its Affiliates at the time of disclosure by the Information Owner without restriction as to confidentiality; or

(e)           is required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to be disclosed by any Governmental Entity or pursuant to applicable Law; provided, however, that the Accessing Party (i) uses all reasonable efforts to provide the Information Owner with written notice of such request or demand as promptly as practicable under the circumstances so that the Information Owner will have an opportunity to seek an appropriate protective order or other appropriate remedy, or waive compliance with the provisions of this Agreement, (ii) furnishes only that portion of the Confidential Information which is, in the opinion of Accessing Party’s counsel, legally required and (iii) takes, and causes its Representatives to take, all other reasonable steps necessary to obtain confidential treatment for any such Confidential Information required to be furnished.

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21.3         Confidentiality Obligations.

(a)           The Accessing Party will use the Confidential Information of the Information Owner solely for the purpose of performing its obligations or enforcing its rights under this Agreement or the Customer SOWs, and not for any other purpose, including the purpose of competing with the Information Owner.  The Accessing Party will keep such Confidential Information confidential and will not disclose any Confidential Information to any third party without the prior written consent of the Information Owner.  The Accessing Party will exercise at least the same degree of care to safeguard the confidentiality of such Confidential Information as it does to safeguard its own proprietary confidential information of equal importance, but not less than a reasonable degree of care.

(b)           The Accessing Party will disclose such Confidential Information only to such of the Accessing Party’s Representatives who have a need to know the Confidential Information for the purpose of performing its obligations or enforcing its rights under this Agreement or the Customer SOWs.  The Accessing Party will ensure, by instruction, Contract, or otherwise with its Representatives that such Representatives comply with the provisions of this Article XXI.  The Accessing Party will be responsible in the event of any breach of the Accessing Party’s Representatives of such agreements.  The Accessing Party will promptly notify the Information Owner in the event that the Accessing Party or its Representatives learn of any unauthorized use or disclosure of such Confidential Information, and will promptly take all reasonable actions necessary to correct and prevent such use or disclosure.  The Accessing Party will, if required, establish “Chinese walls” to ensure that individuals working on other matters do not have access to the Information Owner’s Confidential Information.

(c)           Upon the request of Information Owner at any time during the Term or within ninety (90) days after the expiration or termination of this Agreement (or such longer period during which termination services are being provided), the Accessing Party for no additional charge will return to the Information Owner all of the Information Owner’s Confidential Information in the format in which it was provided by the Information Owner or in its then-current format, at the discretion of the Information Owner; or with the written permission of the Information Owner, destroy such Confidential Information, with such destruction to be certified in writing to the Information Owner by an authorized officer supervising such destruction, and not retained by the Accessing Party or the Accessing Party’s Representatives in any form or for any reason.

21.4         Additional Obligations.  The Customer Group from time to time may acquire Confidential Information from third parties under obligations of confidentiality more restrictive than those provided hereunder.  If a Customer Party acquires such Confidential Information and provides it to Provider or any Affiliated Provider under this Agreement, it may notify Provider and any relevant Affiliated Provider of the obligations of confidentiality, in which case Provider and each relevant Affiliated Provider as a condition of receiving such Confidential Information agrees to comply with those obligations of confidentiality in addition to the other obligations of this Article XXI.

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ARTICLE XXII
MISCELLANEOUS PROVISIONS

22.1         Governing Law.  This Agreement will be governed by and construed and enforced in accordance with, the Laws of the State of New York, without regard to conflict of laws principles thereof; provided, however, that Provider and a Customer Party may expressly agree in a Customer SOW that other Law will apply to the governance, construction and enforcement of such Customer SOW.  Transferred SOWs will be governed by and construed in accordance with the Laws under which they would have been governed and construed immediately prior to the Effective Date.

22.2         Assignment; Binding Effect.

(a)           Neither Party may assign, delegate or subcontract any or all of its rights or responsibilities under this Agreement, in whole or in part, to any third party or entity (including its Affiliates), and this Agreement may not be involuntarily assigned or assigned by operation of law, without the express written consent of the other Party, which consent will not be unreasonably withheld.  Any attempted assignment in contravention of the foregoing will be void.  Notwithstanding the foregoing:

(i)    Provider may, without notice to the Customer Group, (a) subcontract certain ministerial and non-core responsibilities, including mailing and copying, and (b) subcontract its responsibilities to any subcontractors in use by the Provider prior to the Effective Date; provided, however, that Provider in each case remains fully responsible under this Agreement for the performance of the subcontractor as if Provider had itself performed the subcontracted services;

(ii)   Provider shall, with respect to each Transferred SOW, subcontract all of its responsibilities regarding performance of Services under such Transferred SOW to the entity within the Transferred BPO Business that was a party to such Transferred SOW immediately prior to the date hereof pursuant to an agreement substantially in the form set forth in Exhibit Q, shall maintain such agreement in all force and effect with respect to that Transferred SOW until expiration or termination of that Transferred SOW, and shall exercise its rights of direction and election under the agreement and provide information to the subcontractor (including, but not limited to, those specified in Sections 2.6(ii), 3.1 (third sentence), 4.1(b), 5 (last sentence), 9.5, 10.2(a) (first sentence), 10.3, 11.6(a) (last sentence), 11.6(b), 13.1, 13.2 (last sentence), 13.3 (first sentence), 14.1, 15.2(b), 15.2(d), 15.2(e) (first sentence), 16.2(c) (second sentence), 17.1 (regarding Provider’s designation of an entity to own resulting Technology and Intellectual Property), 22.1 (regarding designation of Law governing a Transferred SOW) thereof) to the extent required to satisfy Provider’s obligations under this Agreement.  In any such arrangement, (x) where elements of this Agreement are measured by the cost of Provider, those elements shall mean the cost of the subcontractor instead of Provider; and (y)

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Provider in each case shall remain fully responsible under this Agreement for the performance of the subcontractor as if Provider had itself performed the subcontracted services;

(iii)  Any Customer Party may, upon notice, assign or delegate any or all of its rights or responsibilities under any Customer SOW to its Affiliates; provided, however, that (A) Provider will be entitled to conduct a creditworthiness check of any such Affiliate, and (B) the Customer Party bears any and all reasonable pre-approved incremental costs of any such assignment or delegation that are incurred by Provider (including the Affiliated Providers).

(b)           The covenants and agreements contained in this Agreement will be binding on the Parties hereto and their respective successors and permitted assigns.

(c)           In the event of a claim by a Customer Party relating to a breach of the obligation of Provider that has been subcontracted to an Affiliated Provider, Provider shall enforce such obligation under the subcontract with the applicable Affiliated Provider, including commencing and prosecuting legal proceedings against the Affiliated Provider so as to cure any default as expeditiously as possible.

22.3         Entire Agreement.  This Agreement and the Exhibits attached hereto represent the entire and integrated agreement of the Parties and supersede prior negotiations, representations and agreements, either written or oral, between the parties hereto with respect to the subject matter hereto, and there are no oral or other agreements or understandings between the parties affecting this Agreement or related to the Services to be provided by Provider or duties undertaken by Provider hereunder.

22.4         Non-Competition.  Nothing in Article XVII (Ownership; Intellectual Property) will in any way limit the parties’ obligations regarding non-competition agreed upon by GE and Provider with regard to the Transferred BPO Business.

22.5         Dispute Resolution.

(a)           Any dispute, claim or controversy between the Provider and any Customer Party arising out of or relating to (including any breach of) this Agreement or any Customer SOW (“Dispute”) will be resolved in accordance with the dispute resolution procedures set forth in this Section 22.5, except where another dispute resolution process is required by a Governmental Entity as a condition of allowing such Customer Party to acquire Services.

(b)           In the event of a Dispute relating to a Customer SOW, any party to the Dispute may provide written notice to the other party thereto that it desires to submit such Dispute to the applicable Service Delivery Leader for resolution, which notice will set forth the subject of the Dispute and the relief requested.  Within a reasonable period (but in no event more

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than thirty (30) days from the date such notice is received by the other party), the Service Delivery Leaders will meet and negotiate in good faith to resolve the Dispute.  If the Service Delivery Leaders are unable to resolve such Dispute within such period, the dispute shall be submitted to the Executives.

(c)           In the event of any other Dispute relating to this Agreement or any Dispute that the Service Delivery Leaders are unable to resolve within such thirty (30) day period, any party to the Dispute may provide written notice to the other party thereto that it desires to submit such Dispute to the Executives for resolution, which notice will set forth the subject of the Dispute and the relief requested.  Within a reasonable period (but in no event more than thirty (30) days from the date such notice is received by the other party), the Executives will meet and negotiate in good faith to resolve the Dispute.  If the Executives are unable to resolve such Dispute within such period, they may agree to submit a Dispute to non-binding arbitration.

(d)           If the Executives are unable to resolve such Dispute within the thirty (30) day period, or upon the conclusion of any non-binding arbitration, either party may within ten (10) days of such meeting submit such Dispute to the American Arbitration Association (“AAA”) for binding arbitration in accordance with its Commercial Arbitration Rules and Mediation Procedures (Including Procedures for Large, Complex Disputes) then in effect.  The arbitration will be conducted by the Designated Arbitrator.  The parties will cooperate in good faith with the AAA and with one another in selecting the Designated Arbitrator, and in scheduling the arbitration.  The Designated Arbitrator shall render a decision within ninety (90) days of the matter being submitted to arbitration in accordance with this paragraph.  The parties further agree that they will participate in the arbitration in good faith, and that they will share equally in the costs of utilizing the AAA and the Designated Arbitrator, but bear their own costs (including attorney’s fees).  The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, final and binding, and judgment upon the award rendered by the Designated Arbitrator may be entered by any court having jurisdiction thereof.  The place of arbitration will be New York, New York.  Unless otherwise agreed to by the parties, the mediator will be disqualified from serving as the Designated Arbitrator in the Dispute.

(e)           Notwithstanding any other provision of this Agreement or a Customer SOW, during the resolution of any commercial Dispute arising under this Agreement or any Customer SOW, and until such time, if any, as a final arbitral decision is rendered giving such right, Provider will not terminate, diminish, or in any way impair or erode the Services it is obligated to provide and the Customer Group will continue to pay any and all undisputed invoices and otherwise meet its obligations as required under this Agreement.  In the event of a breach or threatened breach of this provision by the Provider or the Customer Group, the other will be entitled to specific performance or a temporary or permanent injunction prohibiting and enjoining such breach.

(f)            All communications, correspondence, proposals and recommendations exchanged between the parties to a Dispute are confidential, privileged and inadmissible for any

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purpose, including impeachment, in any arbitration or other proceeding involving such parties; provided, however, that evidence that is otherwise admissible or discoverable will not be rendered inadmissible or non-discoverable as a result of its use in such Dispute.

(g)           With respect to a dispute, claim or controversy between Provider and any Customer Party relating to Intellectual Property or Confidential Information under this Agreement or a Customer SOW, either party may elect to seek injunctive relief from the courts as an alternative to the procedures set forth in this Section 22.5.

22.6         Jurisdiction and Venue.  Any action or proceeding between Provider and the Customer Group to enforce any award of the Designated Arbitrator pursuant to, or the provisions set forth in, Section 22.5 (Dispute Resolution), and any action for injunctive relief, will be brought exclusively in any state or federal court having subject matter jurisdiction in the County of New York, State of New York.  Provider and the Customer Group consent specifically to the personal jurisdiction of such courts and irrevocably waive their right to contest venue in any such courts.  The party seeking enforcement will be entitled to an award of all costs, fees and expenses, including reasonable attorneys’ fees, to be paid by the party against whom an order of enforcement is obtained.

22.7         Notices.  All notices, requests, claims, demands and other communications required or permitted under this Agreement will be in writing and (i) if delivered personally or by internationally-recognized overnight courier, be deemed given upon delivery; (ii) if delivered by confirmed facsimile transmission, be deemed given when electronically confirmed; and (iii) if sent by registered or certified mail, be deemed given when received.  Such notices, requests, claims, demands and other communications will be sent to the Parties at the following addresses:

If to Provider, to:

GECIS International Holdings, Luxembourg, Swiss Branch Zug
Baarerstrasse 21
6304 Zug
Switzerland
Facsimile Number:  0041 41 760 61 30
Attention:  Dr. Peter Rüfenacht

If to Customer or any Customer Party, to:

General Electric Company
3135 Easton Turnpike
Fairfield, CT 06431
Facsimile Number:  [•]
Attention:  Manager, Corporate Sourcing

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Any Party from time to time may change its address for the purpose of notices to that Party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the Party sought to be charged with the contents thereof.

22.8         Force Majeure.  Neither Provider nor the Customer Group (or any Person acting on their behalf) will have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement or any Customer SOW so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of a Force Majeure Event, and if a Customer Party (or its customer on behalf of which Services are provided) becomes subject to a Force Majeure event rendering its receipt of Services impractical, the Customer Party may suspend purchasing of such Services, subject to Section 6.5 (MVC Shortfall and Excess Adjustment).  If either Provider or the Customer Group claims the benefit of this Section 22.8, such party will, promptly after such party’s first knowledge of a Force Majeure Event: (i) notify the other of the nature and extent of such Force Majeure Event and (ii) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement or the Customer SOW, as applicable, as soon as feasible.  If Provider’s or, except as provided for in Sections 6.5(c) and (d), the Customer Group’s performance continues to be interrupted for a period greater than ten (10) days or such longer period as the parties may agree upon in writing (including in the relevant BCP), the other will be entitled to terminate the affected Customer SOW(s), as applicable, in whole or in part by giving seven (7) days’ prior written notice to the other before performance has resumed.  Nothing in this Section 22.8 excuses any obligation Provider has to maintain and implement the BCP or GE from fulfilling its obligations with respect to the applicable MVCs as set forth in Article VI (Business Volume Commitment).

22.9         Cooperation by Parties.  Provider and the Customer Group will fully cooperate and assist the other in the initiation or defense of any third party litigation arising out of or in connection with this Agreement and the Services, including any litigation in which Provider and a Customer Party are co-parties, and until such time as Provider or such Customer Party determines in good faith that their interests appear to be divergent.

22.10       Rights of Entry.  If Provider or its permitted subcontractors are required to enter any of the Customer Group premises in connection with activities related to this Agreement or the Customer SOWS, their rights of entry will be subject to prior approval of the Customer Group and applicable security Laws and the Customer Group’s safety and security standards and procedures.  Provider further agrees that it will use commercially reasonable efforts to ensure that such activities by Provider or its permitted subcontractors will be performed in such manner that they will have minimal interference with the normal business operations of the Customer Group.

22.11       No Third Party Beneficiaries.  Nothing expressed by or mentioned in this Agreement is intended or will be construed to give any Person other than the Parties hereto and their Affiliates and their respective permitted successors and permitted assigns any legal or

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equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Parties hereto and their Affiliates and their respective permitted successors and permitted assigns and for the benefit of no other Person.

22.12       Severability.  If any provision of this Agreement is or becomes invalid or unenforceable in whole or in part because the provision is contrary to Law or against public policy or for any other reason, then such provision will be enforced to the extent valid and enforceable, and the validity and enforceability of the remaining provisions of this Agreement will be unaffected.

22.13       Amendments.  This Agreement will not be amended, altered or modified except by an instrument in writing expressly referring to this Agreement and signed by the authorized agents of the Parties.

22.14       Publicity.  Except as may be agreed upon in advance in writing by the parties or as required by Law or the rules of any securities exchange or self-regulatory organization, neither party will advertise, market or, except as required by Law, otherwise disclose to others any information relating to the making of this Agreement.  Neither party will use any of the other party’s names, photographs, logos, trademarks, service marks, or other identifying characteristics in commerce (including in marketing brochures or press releases) without prior written consent.

22.15       Non-Waiver.  The Parties’ failure at any time to enforce any of the provisions of this Agreement or any right or remedy available hereunder or at law or in equity, or to exercise any option herein provided, will in no way be construed to be a waiver of such provisions, rights, remedies or options or any other term, condition or covenant of this Agreement, or in any way to affect the validity of this Agreement, except where such party consents to such waiver in writing.  The exercise by the Customer Group or Provider of any rights, remedies or options provided hereunder or at law or equity will not preclude or prejudice the exercising hereunder of the same or any other rights, remedies or options.

22.16       Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument, and each fully executed counterpart will be deemed an original.

22.17       Non-Solicitation.

(a)           For the duration of this Agreement, (i) no business function of a Customer Party may solicit the employment of the chief executive officer of the Provider and his direct reports, and any direct reports thereto, i.e., any employee of the Provider in a Reporting Level 3 position or higher (excluding current or future employees in the GE Energy India Management Center or currently training at the Welch Center for placement in such Center) who is providing

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Services directly to and is in direct contact with such business function (collectively, “Covered Personnel”) while such employee is providing such Services and for a six (6) month period thereafter, and (ii) Provider may not solicit the employment of any employee of the Customer Group at the senior professional band level or higher with which Provider interacts in the course of providing Services (also “Covered Personnel”) for the period of time that such interaction continues and for a six (6) month period thereafter.  For purposes hereof, the term “solicit the employment” shall not be deemed to include generalized solicitation or advertising, including the use of an independent employment agency or search firm whose efforts are not specifically directed at such Covered Personnel.  Notwithstanding the foregoing, the term “Covered Personnel” shall not include any individual (i) whose employment with the relevant party has been involuntarily terminated or (ii) whose employment or solicitation therefor has been previously agreed to in writing or email by the Senior Vice President-Human Resources of the Company (or the equivalent) and the Human Resources Director of GE Finance, in accordance with such polices as they may establish from time to time.

(b)           In the event there is any limitation or restriction on the Customer Group or the Provider with respect to the solicitation for employment of, inducement to terminate employment by or hiring of employees of the other, in addition to the limitations and restrictions set forth in this Agreement, the limitations or restrictions which provide the current employer with the greatest protection under the circumstances shall be controlling in case of any conflict and the limitations or restrictions that are not controlling under such circumstances shall nonetheless continue in effect in accordance with their terms.

22.18       Remedies Cumulative.  Except as set forth herein, no right or remedy herein conferred upon or reserved to either Party is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Agreement, or under applicable Law, whether now or hereafter existing.

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IN WITNESS WHEREOF, the Parties hereto have set and subscribed their hands through their respective duly authorized representatives as of the date first above written.

GENERAL ELECTRIC COMPANY

By:	/s/ Robert J. Duffy
Name:	Robert J. Duffy
Title:	Authorized Representative

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IN WITNESS WHEREOF, the Parties hereto have set and subscribed their hands through their respective duly authorized representatives as of the date first above written.

GECIS INTERNATIONAL HOLDINGS LUXEMBOURG, SWISS BRANCH ZUG

By:	/s/ Peter Rüfenacht
	Name:	Peter Rüfenacht
	Title:	Branch Manager

By:
	Name:	Vivek Gour
	Title:	Chief Financial Officer, Gecis International Holdings

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Signature Page to the MSA

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IN WITNESS WHEREOF, the Parties hereto have set and subscribed their hands through their respective duly authorized representatives as of the date first above written.

GECIS INTERNATIONAL HOLDINGS LUXEMBOURG, SWISS BRANCH ZUG

By:	/s/ Peter Rüfenacht
	Name:	Peter Rüfenacht
	Title:	Branch Manager

By:	/s/ Vivek Gour
	Name:	Vivek Gour
	Title:	Chief Financial Officer, Gecis International Holdings

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Signature Page to the MSA

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